2025

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

NMI HOLDINGS, INC.

NationalMI®

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NMI Holdings, Inc.
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March 27, 2025
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. (NMI or the Company). The meeting will be held as a virtual meeting on Thursday, May 8, 2025 at 8:30 a.m. Pacific Time. We will provide a live audio webcast of the annual meeting at www.virtualshareholdermeeting.com/NMIH2025.
At this year's meeting, we will vote on the election of directors and the ratification of the selection of BDO USA, P.C. as NMI's independent auditors. We will also conduct nonbinding advisory votes to approve the compensation of NMI's named executive officers and on whether the frequency of the stockholder vote on our executive compensation should be every one, two or three years. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions. Prior to and during the meeting you may vote on the proposals described in this proxy statement.
Your vote is important. Whether or not you plan to participate in the meeting, we encourage you to vote as soon as possible over the Internet or, if you requested printed copies of the proxy materials to be mailed to you, by telephone or by mailing a completed proxy card or voting instruction form. Your vote by proxy will ensure your representation at the annual meeting regardless of whether you participate in the meeting. You may also vote online during the meeting until voting is closed. Details regarding the annual meeting and the business to be conducted are described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.
Thank you for your trust and ongoing support in NMI.

Sincerely,

Bradley M. Shuster Executive Chairman and Chairman of the Board March 27, 2025

Notice of 2025 Annual Meeting of Stockholders

To the Stockholders of NMI Holdings, Inc.:
The 2025 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI or the Company) will be held as a virtual meeting.
MEETING INFORMATION

DATE Thursday, May 8, 2025	PROPOSALS
	1	Election of nine directors;
TIME: 8:30 a.m. Pacific Time	2	Advisory approval of our executive compensation;
LOCATION: www.virtualshareholdermeeting.com/NMIH2025	3	Advisory vote on whether the frequency of the stockholder vote on our executive compensation should be every one, two or three years; and
RECORD DATE: March 11, 2025	4	Ratification of the appointment of BDO USA, P.C. as NMI's independent auditor.
The foregoing items are more fully described in this proxy statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting. At this time, we are not aware of any such additional matters.
Only stockholders of record at the close of business on March 11, 2025, and their proxies, are entitled to notice and to vote at the Annual Meeting as well as any and all adjournments, continuations or postponements thereof. Each stockholder of record and their proxies will be entitled to one vote for each share held on the record date.
This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2024 Annual Report are first being sent or made available to our stockholders of record on or about March 27, 2025. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.

By Order of the Board of Directors
Bradley M. Shuster
Executive Chairman and Chairman of the Board
March 27, 2025

Whether or not you expect to participate in the virtual annual meeting, please vote as promptly as possible in order to ensure your representation at the annual meeting.

2025 Proxy Statement	1	NMI Holdings, Inc. (NMIH)

Proxy Statement Summary

This "proxy statement summary" highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.
MATTERS TO BE VOTED UPON

PROPOSAL		VOTES REQUIRED FOR APPROVAL	EFFECT OF ABSTENTION[1]	SHARES/EFFECT OF BROKER NON-VOTES[2]	SIGNED BUT UNMARKED PROXY CARDS	BOARD RECOMMENDATION	PAGE REFERENCE

1	Election of directors	Plurality of Votes Cast	No effect	Not voted/No effect	Voted "For" each nominee	FOR each nominee	10
2	Advisory, non-binding vote to approve executive compensation	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Not voted/No effect	Voted "For"	FOR	60
3	Advisory, non-binding vote on the frequency of future advisory votes on executive compensation	Plurality of Votes Cast	No effect	Not voted/No effect	Voted "For" one year	FOR one year	61
4	Ratification of the appointment of BDO USA, P.C. as NMI's independent registered public accounting firm	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote "Against"	Discretionary Vote[3]	Voted "For"	FOR	62
1.Abstentions and broker non-votes are included for purposes of determining whether a quorum is present; however, abstentions are considered "entitled to vote" whereas broker non-votes are not.
2.If you complete and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.
3.The bank, broker or other holder of record is permitted to vote in its discretion with respect to Proposal 3 despite not having received instructions from the beneficial owner.
A quorum is necessary for us to conduct the business of our Annual Meeting. A quorum means that holders of at least a majority of the shares entitled to vote must be present at the meeting, either in person or represented by proxy. Your shares are counted as present at the Annual Meeting if (i) you attend our Annual Meeting, or (ii) if you properly complete and return a proxy card or follow the voting instructions provided by your bank, broker or other holder of record, as applicable.
The table above summarizes the required vote for each proposal at the Annual Meeting. The table also shows the effect on the outcome of the vote in the following cases: (i) abstentions; (ii) uninstructed shares held by brokers (which result in broker non-votes when a beneficial owner of shares held in “street name” does not provide voting instructions and, as a result, the bank, broker or other holder of record is prohibited from voting those shares on certain proposals); and (iii) signed but unmarked proxy cards.

NMI Holdings, Inc. (NMIH)	2	2025 Proxy Statement

VIRTUAL ANNUAL MEETING DETAIL

DATE AND TIME: Thursday, May 8, 2025 8:30 a.m. Pacific Time	LOCATION: www.virtualshareholdermeeting.com/NMIH2025	RECORD DATE: March 11, 2025

HOW TO VOTE IN ADVANCE OF THE ANNUAL MEETING
If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

ONLINE: Visit www.proxyvote.com and follow the voting instructions on the website.	PHONE: Call 1-800-690-6903 and follow the voting instructions provided in the recorded message.	MAIL Return your completed and signed proxy card if you request a printed set of the proxy materials.
If you were a stockholder on the record date, you may vote your shares by visiting the online voting website at www.proxyvote.com and following the voting instructions there. You may also vote your shares by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator. Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials (Availability Notice) or on your proxy card if you requested to receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on March 27, 2025. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 7, 2025. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described in "How to Participate and Vote in the Annual Meeting" below. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
You will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders of record will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
HOW TO PARTICIPATE AND VOTE IN THE ANNUAL MEETING
If you were a stockholder on the record date or hold a valid proxy for the Annual Meeting, in addition to being able to cast your vote in advance of the Annual Meeting (as described above in "How to Vote in Advance of the Annual Meeting"), you may also attend the Annual Meeting via live audio webcast and vote your shares in person.
As permitted by Delaware law and our Fourth Amended and Restated Bylaws (the Bylaws), our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2025 on Thursday, May 8, 2025, at 8:30 a.m. Pacific Time, with online check-in beginning approximately 15 minutes before then. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive proxy materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. If your shares are held in street name and your voting instruction form or Availability Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Availability Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our Annual Meeting rules of conduct, which stockholders can view during the meeting at www.virtualshareholdermeeting.com/NMIH2025.

2025 Proxy Statement	3	NMI Holdings, Inc. (NMIH)

DIRECTOR NOMINEES
Please see below an overview of our director nominees. You can also find more information about each of our nine director nominees and their experiences beginning on page 13.

NAME & EXPERIENCE	AGE	DIRECTOR SINCE	INDEPENDENT	AC	GNC	RC	CC	OTHER PUBLIC COMPANY BOARDS
Bradley M. Shuster Executive Chairman and Chairman of the Board, NMI Holdings, Inc.	70	2012	No					2
Adam S. Pollitzer President and Chief Executive Officer, NMI Holdings, Inc.	46	2022	No					—
Steven L. Scheid t Former Partner, Strategic Execution Group Former Chairman and Chief Executive Officer, Janus Capital Group Inc.	71	2012	Yes		●		■	—
Michael Embler Former Chief Investment Officer, Franklin Mutual Advisers LLC	60	2012	Yes	■			●	2
John C. Erickson Former Chief Risk Officer and Chief Corporate Banking Officer, Union Bank, N.A.	63	2023	Yes	●		●		1
Priya Huskins Partner, Senior Vice President and Board Member, Woodruff Sawyer	53	2021	Yes		●		●	1
Lynn S. McCreary Former Chief Legal Officer, Sportradar Group AG	65	2019	Yes		■	●		__
Michael Montgomery Former Chief Compliance Officer, Glendon Capital Management Former Chief Executive Officer, Barclays Group US, Inc.	69	2012	Yes	●		●		—
Regina Muehlhauser Former President, Bank of America, San Francisco	76	2017	Yes	●		■		—
■ = Chair ● = Member t = Lead Independent Director
AC = Audit Committee; GNC = Governance and Nominating Committee; RC = Risk Committee; CC = Compensation Committee

NMI Holdings, Inc. (NMIH)	4	2025 Proxy Statement

PERFORMANCE HIGHLIGHTS AND STRATEGY
We founded the Company in 2012 with a goal to provide a differentiated commitment and standard of service, and a clear vision as to how we should engage in the market to drive value for borrowers, our lender customers, our employees, our stockholders and other important stakeholders. Since our founding, we have focused on building the Company in a sustainable, risk-responsible manner, positioning our business to perform across all market cycles. This approach has served us well and we closed 2024 in a position of strength.
In 2024, the Company delivered strong operating performance, significant growth in our insured portfolio and standout financial results. We closed the year with $46 billion of total NIW volume and a record $210 billion of high-quality, high-performing primary insurance in-force (IIF). We delivered broad success in customer development, continued to innovate in the reinsurance market, and once again achieved industry-leading credit performance. We generated a record $360 million of GAAP net income in 2024, up 12% compared to 2023, and delivered a 17.4% return-on-equity. Our shares also traded up 23.9% during the year on the broad strength of our results.

We believe our success stems from our commitment to our core founding principles – supporting our lender customers and their borrowers in a sustainable and risk-responsible way, and in doing so helping to support access and affordability of housing for all communities. We have established a differentiated risk management approach that includes Rate GPS®, our proprietary pricing platform, which allows us to dynamically evaluate, select and price the risk that goes into our portfolio, individual risk underwriting, and comprehensive reinsurance. We believe our success to date and customer and credit risk strategies will allow us to continue to achieve our goals of growing our customer base and delivering strong returns to our stockholders in a manner that is balanced, profitable, and broadly sustainable.
CORPORATE GOVERNANCE
Our Board of Directors (Board) oversees the development and execution of our strategy. We are committed to corporate governance practices that promote long-term value and strengthen Board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight and increase Board effectiveness. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction, and robust, sustainable growth.
Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and established the position of Lead Independent Director. The Lead Independent Director is an independent director selected by the other independent directors. Mr. Scheid has served as the Lead Independent Director since the position was established in May 2012.
Our Board also believes that communication with stockholders and openness to investor feedback are crucial to the long-term success of the Company. We have an active investor relations program and our management regularly meets with investors, prospective investors and investment analysts to discuss our business and strategy. See "Item 1 — Election of Directors — Corporate Governance and Board Matters — Stockholder Engagement" on page 28.
Stockholders may communicate with the members of the Board, the Lead Independent Director or the non-management members of the Board as a group, by sending a written communication to the following:
NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.

2025 Proxy Statement	5	NMI Holdings, Inc. (NMIH)

GOVERNANCE HIGHLIGHTS
Important components of our overall governance profile include:
•Unclassified Board and annual election of directors
•78% (7 out of 9) of current directors are independent
•Separation of Executive Chairman and Chief Executive Officer roles
•Robust Lead Independent Director duties
•Independent Chairs and all members of the Audit, Governance and Nominating, Risk and Compensation Committees
•Demonstrated commitment to Board refreshment
•Demonstrated commitment to committee chair change
•33% (3 out of 9) of current directors are women
•50% (2 out of 4) of committee chair positions are held by women
•44% (4 out of 9) of current directors are from diverse demographic backgrounds
•Annual Board and Committee evaluations
•Regular executive sessions of independent directors
•Comprehensive risk oversight by Board and its Committees
•Board continuing education policies and related activities
•Mandatory stock ownership requirements for directors and executive officers
•Stockholder outreach/engagement
See page 20 for additional information regarding our governance profile.
COMPENSATION PRACTICES
We design our executive compensation program to drive the creation of long-term stockholder value. Through our compensation program, we seek to attract, retain and motivate talented and qualified executives from a diverse candidate pool, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. The Compensation Committee and management believe our executive compensation program must be flexible to adjust the mix across annual salaries, incentive and equity awards that measure corporate performance to reward the advancement of our corporate goals and execution against performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. We focus on performance-based compensation, as emphasized through annual cash-based awards and grants of service-based (RSUs) and performance-based restricted stock units (PRSUs) that appropriately motivate executives and reward them for delivering results over the short and long-term when measured against Compensation Committee-approved objectives. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program."

■	Base Salary
■	Short-Term Incentive
■	RSUs
■	PRSUs

NMI Holdings, Inc. (NMIH)	6	2025 Proxy Statement

Proxy Statement

This proxy statement is delivered in connection with the solicitation of proxies by the Board for use at our 2025 Annual Meeting to be held as a virtual meeting on Thursday, May 8, 2025, at 8:30 a.m. Pacific Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2025 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described below in this proxy statement. In this proxy statement we refer to NMI Holdings, Inc. as NMI, the Company, we, our, or us.

This proxy statement and form of proxy card are first being sent to stockholders on March 27, 2025 in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2025 Annual Meeting of Stockholders (Notice of Meeting) accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the nine directors named in this proxy statement, an advisory vote on our executive compensation, the ratification of the appointment of BDO USA, P.C. (BDO) as our independent registered public accounting firm for the year ending December 31, 2025, and approval of the amendment and restatement of our current amended and restated certificate of incorporation to provide exculpation of certain officers,
Who is entitled to notice of and to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 11, 2025, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 78,238,719 shares of common stock were outstanding and entitled to vote.
Why did I receive a notice regarding internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Beginning on or about March 27, 2025, we will send to our stockholders of record the Availability Notice containing instructions on how to access this proxy statement and our Annual Report via the internet and how to vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy.
All stockholders of record will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family (a practice called “householding”). We believe that householding benefits both you and the Company by eliminating duplicate mailings to stockholders living at the same address and by reducing our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by going to www.proxyvote.com, by e-mailing sendmaterial@proxyvote.com, or by written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608. Alternatively, if your household received multiple sets of proxy materials last year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentences in this paragraph.

2025 Proxy Statement	7	NMI Holdings, Inc. (NMIH)

If a broker, bank or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or other nominee directly to discontinue duplicate mailings to your household.
How do I vote my shares?
If you were a registered stockholder on the record date (that is, you hold an NMI stock certificate or hold your NMI shares in an account with our transfer agent, American Stock Transfer & Trust Company, LLC), you may vote your shares of common stock in advance of the Annual Meeting by visiting the Company's online voting website at www.proxyvote.com or by calling 1-800-690-6903. For additional information, please see "How to Vote In Advance of the Annual Meeting" on page 3.
If you were a stockholder on the record date or hold a valid proxy for the Annual Meeting, in addition to being able to cast your vote in advance of the Annual Meeting, you may also attend the Annual Meeting via live audio webcast and vote your shares in person. For additional information, please see "How to Participate and Vote In the Annual Meeting" on page 3.
If you hold your shares in more than one account, you will receive separate voting credentials for each such account. Please be sure to vote separately for each account in order to cast all votes that you are entitled to cast at the Annual Meeting.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders of record owning shares through certain banks and brokers.
How are votes counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that "ABSTAIN" and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Under our Bylaws, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting is required for the advisory approval of our executive compensation and the ratification of the appointment of BDO USA, P.C. as our independent auditors. The frequency of the advisory vote on executive compensation receiving the greatest number of votes cast in favor of such frequency, whether every one, two or three years, will be the frequency of the advisory vote on executive compensation that stockholders are deemed to have approved.
How may I access the stockholder list?
Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each registered stockholder of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting www.virtualshareholdermeeting.com/NMIH2025 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I change my vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Corporate Secretary at our executive offices (NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608).
What if I experience technical difficulties during the check-in process or during the meeting?
If you experience technical difficulties during the check-in process or during the meeting, the information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/NMIH2025.

NMI Holdings, Inc. (NMIH)	8	2025 Proxy Statement

How does the Board recommend that I vote?
The Board unanimously recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" the advisory approval of our executive compensation (Item 2);
"FOR" the option of "ONE YEAR" as the frequency of the stockholder vote on our executive compensation (Item 3); and
"FOR" the ratification of the appointment of BDO USA, P.C. as NMI's independent auditors (Item 4).
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.
Will any other items be acted upon at the Annual Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
What is the deadline for submission of stockholder proposals and Director nominees for the next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2026 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2026 Annual Meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to November 27, 2025. If, however, the 2026 Annual Meeting is more than 30 days before or after the anniversary date of the 2025 Annual Meeting, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2026 proxy statement and to be acted upon at our 2026 Annual Meeting will be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2026 Annual Meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, which are available on our website at https://ir.nationalmi.com/corporate-governance/board-documents. Such notice must be delivered to the Corporate Secretary no earlier than the close of business on January 8, 2026 and no later than the close of business on February 7, 2026. If, however, the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2025 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2026 Annual Meeting or, if the first public announcement of the date of the 2026 Annual Meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement. The notice must comply with the disclosure requirements set forth in our Bylaws.
Who bears the cost of this solicitation?
The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials and all costs of solicitation of proxies from our stockholders.
How do I access the Company's proxy materials and Annual Report?
The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available on our website at ir.nationalmi.com/financials.cfm and can also be viewed at sec.gov.
In addition, we will provide, without charge, our proxy statement or Annual Report on Form 10-K for the year ended December 31, 2024 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Whom should I contact with additional questions?
If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact John Swenson, our head of Investor Relations ((510) 788-8417 or john.swenson@nationalmi.com).

2025 Proxy Statement	9	NMI Holdings, Inc. (NMIH)

Item 1 Election of Directors

Our Bylaws provide that our Board size will be determined by resolution of the Board, which currently consists of nine members. Upon election at our annual stockholder's meeting, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated Bradley M. Shuster, Adam S. Pollitzer, Steven L. Scheid, Michael Embler, John C. Erickson, Priya Huskins, Lynn S. McCreary, Michael Montgomery and Regina Muehlhauser for election to the Board to serve for one year, until our 2026 Annual Meeting of Stockholders.
DIRECTOR CRITERIA, QUALIFICATIONS, EXPERIENCE AND TENURE
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company's annual meeting of stockholders and may obtain recommendations from director search firms engaged for the purpose of recruiting new directors. When using such search firms, we generally pay them a retainer to identify and screen candidates meeting specifications established by the Governance and Nominating Committee. The Board believes that the members of the Board, as a whole, should possess a diverse combination of skills, professional experience and backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company's activities.
The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, posted on our website at https://ir.nationalmi.com/corporate-governance/board-documents. The Company believes that each director nominee should generally:

possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
have financial services or other relevant industry experience gained through senior management or board of director service;
have prior board experience, either as a director of a public company, or as an executive officer of a public company and a director of a privately held company;
maintain a genuine interest in the Company and recognize that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;
be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director;
possess independent opinions and be willing to express them in a constructive manner;
have the ability and be willing to spend the time required to function effectively as a director;
not serve on more than three other boards of directors of public companies; and
meet the independence requirements under NASDAQ listing requirements and the SEC (other than any management directors).

NMI Holdings, Inc. (NMIH)	10	2025 Proxy Statement

OUR DIRECTOR NOMINEES
Our Governance and Nominating Committee believes it is critical to nominate a Board that is diverse in tenure, age, gender, skills, experiences, demographic, and backgrounds. We believe a diverse board enables the Board to effectively oversee our business while driving long-term value through various economic and operating environments.
Our Board tenure of the nominees for election reflects an appropriate balance between engaging new talent and maintaining institutional knowledge of our business and the private MI market. Our Corporate Governance Guidelines provide that a majority of our directors must be independent. Seven out of our nine director nominees qualify as independent directors within the meanings of the standards established by NASDAQ and the SEC.

NAME	AGE	DIRECTOR SINCE	CURRENT POSITION	INDEPENDENT
Bradley M. Shuster	70	2012	Executive Chairman and Chairman of the Board	No
Adam S. Pollitzer	46	2022	President and Chief Executive Officer	No
Steven L. Scheid	71	2012	Lead Independent Director	Yes
Michael Embler	60	2012	Director	Yes
John C. Erickson	63	2023	Director	Yes
Priya Huskins	53	2021	Director	Yes
Lynn S. McCreary	65	2019	Director	Yes
Michael Montgomery	69	2012	Director	Yes
Regina Muehlhauser	76	2017	Director	Yes

Median Tenure: 8 Years	Median Age: 64 Years	33% Female	78% Independent

2025 Proxy Statement	11	NMI Holdings, Inc. (NMIH)

PERSONAL ATTRIBUTES AND SKILLS OF THE DIRECTOR NOMINEES
The Board considers a wide range of attributes when selecting and recruiting candidates.
Our nine director nominees have executive experience and skills that are aligned with our business and strategy as follows:

SKILL/EXPERIENCE	NUMBER OF DIRECTORS (OUT OF 9)
SENIOR EXECUTIVE / CORPORATE GOVERNANCE: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.
9

PUBLIC COMPANY / FINANCIAL REPORTING: Directors bring extensive knowledge of or experience in accounting, financial reporting, auditing processes and standards and public company reporting.
7

FINANCIAL SERVICES: Directors possess in-depth knowledge of the financial services industry, providing valuable expertise on issues facing the Company and its industry.
9

RISK MANAGEMENT / COMPLIANCE: Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.
8

TECHNOLOGY / CYBERSECURITY: Directors possess knowledge of or experience in the development and adoption of new technology, leading innovation initiatives at companies, or cybersecurity risks.
5

REGULATED INDUSTRIES: Directors bring valuable experience with regulated businesses, operating under regulatory requirements and relationships with regulatory agencies.
9

NMI Holdings, Inc. (NMIH)	12	2025 Proxy Statement

BIOGRAPHIES OF THE DIRECTOR NOMINEES
The following provides information about each of our nine director nominees. Please also see page 4 for a summary chart of the nominees.
In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the criteria listed on page 12 and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the Company as an industry leader in the private MI industry.

Bradley M. Shuster
Mr. Shuster has served as Executive Chairman of the Board since January 2012. Mr. Shuster served as our Chief Executive Officer from 2012 to 2018. From 2012 to 2014, Mr. Shuster also served as our President. From 2008 to 2011, Mr. Shuster held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc. (PMI) from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. He is an independent director of McGrath RentCorp (NASDAQ: MGRC) (since 2017) and of WaFd, Inc. (NASDAQ: WAFD) (since 2024). Mr. Shuster also served on the board of Luther Burbank Corporation before its merger with WaFd, Inc. (1999-2024). Mr. Shuster completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning the CERT Certificate in Cybersecurity Oversight.
Mr. Shuster's vision and status as our founder and the Executive Chairman of the Board, as well as his previous tenure as our Chief Executive Officer, bring unique and invaluable experience to our Board. Further, his extensive experience developing and operating mortgage insurance companies and his insurance industry background, as well as his service on the boards of other publicly held companies, supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board, and to serve as the Chairman of our Board.

EXECUTIVE CHAIRMAN AND CHAIRMAN OF THE BOARD (EXECUTIVE CHAIRMAN)
AGE: 70 DIRECTOR SINCE: 2012

2025 Proxy Statement	13	NMI Holdings, Inc. (NMIH)

Adam S. Pollitzer
Mr. Pollitzer serves as our President and Chief Executive Officer (CEO). As President and CEO, Mr. Pollitzer is responsible for the Company’s day-to-day management, financial performance, and long-term growth strategy. Mr. Pollitzer joined NMI in May 2017 and served as our Executive Vice President and Chief Financial Officer from 2017 to 2021. Before joining the Company in 2017, Mr. Pollitzer was a Managing Director in the corporate and investment banking division of J.P. Morgan Securities, LLC, where he led advisory and capital raising efforts on behalf of North American insurance companies. Before serving as a Managing Director, Mr. Pollitzer held other senior leadership positions with J.P. Morgan. He holds a bachelor’s degree in business administration from the Stephen M. Ross School of Business at the University of Michigan.
A seasoned mortgage industry and finance executive, Mr. Pollitzer draws on over 20 years of broad mortgage insurance and industry knowledge, business development and financial expertise, and as our CEO, a day-to-day perspective on our Company’s strategy and operations. Mr. Pollitzer's extensive background, in addition to his experience in other senior positions, supports our conclusion Mr. Pollitzer has the necessary and desired skills, experience and perspective to serve on our Board.

PRESIDENT AND CHIEF EXECUTIVE OFFICER
AGE: 46 DIRECTOR SINCE: 2022

Steven L. Scheid
Mr. Scheid has served as our Lead Independent Director since 2012. He served on the boards of Blue Nile Company, an online retailer of diamonds and fine jewelry (2007-2015); Janus Capital Group Inc., a global investment firm (2002-2012); and The PMI Group, Inc. (2002-2009). Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the company's chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
A veteran financial industry executive with over 40 years of experience, Mr. Scheid's extensive and deep background in finance, retail strategies, risk management and investment services, supports our conclusion Mr. Scheid has the necessary and desired skills, experience and perspective to serve on our Board.

LEAD INDEPENDENT DIRECTOR
AGE: 71 DIRECTOR SINCE: 2012 COMMITTEE(S): Governance and Nominating; Compensation (Chair)

NMI Holdings, Inc. (NMIH)	14	2025 Proxy Statement

Michael Embler
Mr. Embler has over 25 years of experience in investments and financial markets. Mr. Embler also serves on the board of American Airlines Group (NASDAQ: AAL) (from 2013) and the board of Ventas, Inc. (NYSE: VTR) (from 2022). Previously, he was on the boards of Taubman Centers (2018-2020), Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), CIT Group (2009-2016), Kindred Healthcare (2001-2008) and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from 1992 to 2001, he held various positions at Nomura Holdings America, culminating in a position as the managing director overseeing a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Mr. Embler has also earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors Cyber-Risk Oversight Program, and a certificate in Environmental Conservation and Sustainability from The Earth Institute, Center for Environmental Research and Conservation at Columbia University.
Mr. Embler's extensive financial industry background and commitment to board-level cyber-risk oversight and sound conservation and sustainability practices, as well as his service on the boards of other publicly held companies, supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 60 DIRECTOR SINCE: 2012 COMMITTEE(S): Audit (Chair); Compensation

John C. Erickson
Mr. Erickson is a seasoned finance executive with over four decades of experience in the financial services industry. Mr. Erickson served for over 30 years at Union Bank, N.A. where he held many executive roles, including two vice chairman positions of Chief Risk Officer and Chief Corporate Banking Officer between 2007 and 2014. Since 2019, Mr. Erickson has served on the board of Bank of Hawaii Corp. (NYSE: BOH), where he serves as Chair of the Audit Committee and as a member of the Risk Management Committee. He was a director of Luther Burbank Corp. from 2017 to February 2024, where he served on the Audit & Risk Committee, and Compensation Committee. He was also a director of Zions Bancorporation NA from 2014 to 2016, and was Chair of the Risk Oversight Committee as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. in 2016. Mr. Erickson received his bachelor’s degree with an emphasis in economics, and his M.B.A. with an emphasis in finance from the University of Southern California.
Mr. Erickson’s extensive experience and background in business, management and financial services, as well as his service on the boards of other publicly held companies, supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 63 DIRECTOR SINCE: 2023 COMMITTEE(S): Audit, Risk

2025 Proxy Statement	15	NMI Holdings, Inc. (NMIH)

Priya Huskins
Ms. Huskins has been an executive at Woodruff Sawyer & Co. (Woodruff Sawyer), a commercial insurance brokerage and consulting firm since 2003, serving as a partner and senior vice president since 2005 and a member of its board since 2016. Prior to joining Woodruff Sawyer, Ms. Huskins served as a corporate and securities attorney at the law firm of Wilson Sonsini Goodrich & Rosati from 1997 until 2003. Since 2007, Ms. Huskins has served as a director of the board of Realty Income Corporation (NYSE: O), a publicly traded REIT, currently serving as chair of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee. Since 2022, Ms. Huskins has served as a director of the board of Long-Term Stock Exchange, an SEC-registered national securities exchange built to serve companies and investors who share a long-term vision. From 2021 to 2023, Ms. Huskins also served as a director of the board of Anzu Special Acquisition Corp I, a publicly traded special purpose acquisition corporation. She has served on the advisory board of the Stanford Rock Center for Corporate Governance since 2012. Ms. Huskins earned her undergraduate degree from Harvard College and J.D. from the University of Chicago Law School.
Ms. Huskins' extensive financial, legal and insurance industry background, as well as her service on the boards of other publicly held companies, supports our conclusion she has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 53 DIRECTOR SINCE: 2021 COMMITTEE(S): Governance and Nominating; Compensation

Lynn S. McCreary
Ms. McCreary is a seasoned executive with extensive knowledge of the financial services and technology industries, including legal, enterprise risk management and governance. Until January 1, 2025, she advised the Sportradar CEO and Board of Directors after shepherding the company through its initial public offering, then serving as the Company’s Chief Legal Officer, Chief Administrative Officer and Corporate Secretary for this multinational company that aggregates and analyzes sports data and provides services to constituents in the sports world. Prior to joining Sportradar in June 2021, Ms. McCreary served as the Chief Legal Officer, Corporate Secretary and a member of the executive committee of Fiserv, Inc., a Fortune 500 global leader in payment and fintech. Prior to joining Fiserv in 2013, Ms. McCreary spent over 16 years in private practice at an international law firm representing commercial, retail, financial and insurance companies’ interests. Ms. McCreary earned a bachelor’s degree from Western New England College and a J.D., with distinction, from Washburn University School of Law.
Ms. McCreary's extensive experience and background business, management, law and financial services supports our conclusion she has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 65 DIRECTOR SINCE: 2019 COMMITTEE(S): Governance and Nominating (Chair); Risk

NMI Holdings, Inc. (NMIH)	16	2025 Proxy Statement

Michael Montgomery
Mr. Montgomery has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 to 2012. From 2013 to 2018, Mr. Montgomery served as Glendon Capital Management's chief compliance officer. From 2010 to 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC (Barclays). Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc., the top-tier U.S. holding company for Barclays from 2003 to 2010, and he has significant experience as an audit committee member. From 2006 to 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 to 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. (Goldman Sachs) from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center.
Mr. Montgomery's extensive experience in financial services and the mortgage industry supports our conclusion he has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 69 DIRECTOR SINCE: 2012 COMMITTEE(S): Audit; Risk

2025 Proxy Statement	17	NMI Holdings, Inc. (NMIH)

Regina Muehlhauser
Ms. Muehlhauser retired as president of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004. Ms. Muehlhauser was a member of BAC's Global Management Operating Committee and was global treasury management executive, responsible for the sales and delivery of treasury management services to large corporations in 35 countries and approximately two million commercial and small business companies in the United States. From 1997 to 2004, Ms. Muehlhauser reported to the chairman & CEO as executive vice president, overseeing BAC's Client Focus Initiative, having joined Bank of America in 1991 as senior vice president. Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and organizational leadership responsibilities within the real estate industries group, rising to senior-vice president. In 2003, Treasury & Risk Management Magazine named her among the "100 Most Influential People in Finance" in the United States. In 2002, 2003 and 2004, Ms. Muehlhauser was named as one of the most influential women in the San Francisco Bay Area by the San Francisco Business Times. In 2002, she received the Woman of Honor award by the Chinese Historical Society of America for her impact on society as a business leader and was named 2006 Board Leader Volunteer of the Year for the San Francisco and San Mateo, California counties. Ms. Muehlhauser earned a bachelor's degree in political science from American University.
After considering Ms. Muehlhauser's experience, dedication, and valuable contributions to the Board and its committees, and the director retirement policy contained in our Corporate Governance Guidelines, the Board determined that permitting Ms. Muehlhauser to continue to serve as a director past the age of 75 was in the best interests of the Company and its stockholders.
Ms. Muehlhauser's extensive experience in the financial services industry supports our conclusion she has the necessary and desired skills, experience and perspectives to serve on our Board.

DIRECTOR
AGE: 76 DIRECTOR SINCE: 2017 COMMITTEE(S): Audit; Risk (Chair)

2024 DIRECTOR COMPENSATION
The independent directors annually review and determine the compensation of the non-employee directors after reviewing the Compensation Committee's recommendations, which take into account advice received from the Compensation Committee's independent compensation consultant. The annual compensation package of each non-employee director includes a cash retainer and equity award, the latter of which makes up a substantial portion of each non-employee director's annual compensation.

	NON-EMPLOYEE DIRECTORS	AUDIT COMMITTEE CHAIR	OTHER COMMITTEE CHAIR	LEAD INDEPENDENT DIRECTOR
ANNUAL COMPENSATION PACKAGE	($)	($)	($)	($)

Cash Retainer	110,000	25,000	20,000	40,000
RSU Award	140,000	N/A	N/A	N/A
We grant our non-employee directors annual RSU awards that vest on the first anniversary of the grant date for their board service (RSU annual retainer). We also grant any new director a sign-on RSU award with a target grant date fair value equal to the then-applicable RSU annual retainer. The sign-on RSU award is eligible to vest equally on the second and third anniversaries of the grant date, subject to the director's continued service to the Company. We designed the three-year sign-on RSU award for our new non-employee director compensation package to strengthen the alignment between director pay and the long-term interest of our stockholders. We do not pay our directors additional monetary compensation for attending our Board or committee meetings. We do, however, pay or reimburse travel and other expenses incurred by our non-employee directors when they attend our Board meetings and/or directorship-related continuing education training. In 2024, Mr. Shuster and Mr. Pollitzer were named executive officers (NEOs) of the Company in addition to serving as directors. Both Mr. Shuster and Mr. Pollitzer receive compensation as our NEOs rather than as directors, as described below in "Compensation of Named Executive Officers."

NMI Holdings, Inc. (NMIH)	18	2025 Proxy Statement

Compensation for our non-employee directors during 2024 was as follows:

	FEES EARNED OR PAID IN CASH (1)	RSU AWARDS (2)	TOTAL COMPENSATION
NAME	($)	($)	($)
Michael Embler[3]	135,000	139,978	274,978
John C. Erickson	110,000	139,978	249,978
Priya Huskins	110,000	139,978	249,978
James G. Jones[4]	46,429	0	46,429
Lynn S. McCreary[5]	130,000	139,978	269,978
Michael Montgomery	110,000	139,978	249,978
Regina Muehlhauser[6]	130,000	139,978	269,978
Steven L. Scheid[7]	162,912	139,978	302,890
1.Amounts reflect the cash retainers we paid to our non-employee directors in 2024.
2.Amounts in this column represent the grant date fair value of the RSUs granted to our non-employee directors in fiscal year 2024, calculated in accordance with FASB ASC Topic 718 Compensation-Stock Compensation (ASC Topic 718). See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2024 for an explanation of the assumptions made in valuing these awards. As of December 31, 2024, each of Mses. Huskins, Muehlhauser and McCreary and Messrs. Embler, Montgomery and Scheid held 4,166 unvested RSUs, and Mr. Erickson held 9,146 unvested RSUs (inclusive of his 2023 sign-on RSU award upon joining the Board).
3.Fees earned includes additional cash retainer (in the amount of $25,000) Mr. Embler earned in 2024 as the chair of the Audit Committee.
4.Fees earned reflect prorated amounts earned by Mr. Jones (including as chair of the Compensation Committee) until his retirement from the Board in May 2024. Mr. Jones did not receive an annual RSU grant.
5.Fees earned includes additional cash retainer (in the amount of $20,000) Ms. McCreary earned in 2024 as chair of the Governance and Nominating Committee.
6.Fees earned includes additional cash retainer (in the amount of $20,000) Ms. Muehlhauser earned in 2024 as chair of the Risk Committee.
7.Fees earned includes additional cash retainers (in the amount of $40,000 and the prorated amount of $12,912) Mr. Scheid earned in 2024 as the Lead Independent Director and as the chair of the Compensation Committee (starting in May 2024), respectively.
Minimum Stock Ownership and Holding Period (Directors)
The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors (other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of their equity awards granted by the Company to their employer). None of our directors is currently serving on the Board in fulfillment of employment obligations to a non-affiliate of the Company.

TITLE	STOCK OWNERSHIP GUIDELINES
Non-Employee Director	5.0 x Annual Cash Retainer
Each director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted to them under the Company's equity plans until the applicable stock ownership threshold has been met. As of December 31, 2024, each of our directors, other than Mr. Erickson (who joined the Board in September 2023), met the stock ownership requirement. Mr. Erickson will have until September 2028 to meet the requirement.
STOCKHOLDER VOTE REQUIRED
Directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR each of the director nominees.

2025 Proxy Statement	19	NMI Holdings, Inc. (NMIH)

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board, led by our Executive Chairman (whose role is separate from our CEO and Lead Independent Director), oversees the management of the Company and our business. The Board selects our CEO and, in conjunction with our CEO, selects the rest of our senior management team, which is responsible for operating our business.
Our directors are expected to regularly attend meetings of the Board and its committees of which they are members. Our policy is (i) Board members must attend at least 75% of all Board and committee meetings held during a calendar year, and (ii) all Board members are all expected to attend our annual stockholder meeting. All of our directors met our policy in 2024.
The Board met eight times during 2024. In 2024, seven of our directors attended 100% of the meetings of the Board, and two of our directors attended seven of the eight meetings of the Board. All of our directors serving in 2024 attended 100% of the meetings of committees of the Board on which they served, except two who attended all but one committee meeting. All of our directors attended our annual stockholder meeting in 2024.
BOARD LEADERSHIP
The Board believes that at the current time, having a separate Executive Chairman, CEO, and engaged Lead Independent Director allows for the most effective alignment of corporate governance with stockholder interests.
Our Executive Chairman and Our CEO Roles Are Separated
As part of our ongoing commitment to corporate governance best practices, the Board periodically considers the Company's leadership structure and adapts the Company's leadership structure as circumstances warrant. We believe that separating the roles of CEO and Chairman of the Board is appropriate and in the best interests of the Company and its stockholders at this time.
The Board believes separating the Executive Chairman role and CEO role:
•leverages our Executive Chairman's leadership, financial, governance and regulatory experience; and
•enhances the ability of the Company’s most senior leaders to engage with customers, regulators, government agencies, investors and other stakeholders.
Under this structure, Mr. Shuster is our Executive Chairman and Chairman of the Board. The Executive Chairman's responsibilities include:
•managing the overall Board function;
•collaborating with the CEO to develop and implement the Company's strategic plan; and
•chairing Board meetings and serving as a mentor to the CEO.
Mr. Pollitzer is our President and CEO, and a director. The CEO's responsibilities include:
•leading the executive team;
•leading the development and implementation of the Company's strategic plan;
•maintaining operational responsibilities for the Company;
•fostering open and transparent communication with stockholders, and actively engaging with them to understand their perspectives and concerns;
•planning for the future leadership of the Company through succession planning;
•identifying, assessing and mitigating risks that could impact the Company; and
•executing strategic corporate initiatives.

NMI Holdings, Inc. (NMIH)	20	2025 Proxy Statement

We Have a Lead Independent Director
Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. Our Board established the position of Lead Independent Director to provide independent leadership. The Lead Independent Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Independent Director since the position was established in May 2012. The Lead Independent Director's responsibilities include:
•acting as the primary contact between the Company and the independent directors, such as undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;
•assisting the Chairman of the Board, as necessary, with conducting Board meetings;
•assisting with preparation of agenda items for meetings of the Board and its Committees; and
•such other duties as the Board may from time to time assign to the Lead Independent Director.
BOARD COMMITTEES
The Board has four committees: Audit, Governance and Nominating, Risk and Compensation. Information on these committees, including their purposes, responsibilities and authorities, is provided below. Each of these committees is governed by a written charter available on our website at https://ir.nationalmi.com/governance.cfm, and we will send copies to any stockholder who submits a written request to our Corporate Secretary.
The current composition of the Board's four committees is as follows:

DIRECTOR NAME	AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	RISK COMMITTEE	COMPENSATION COMMITTEE
Bradley M. Shuster
Priya Huskins*		■		■
Adam S. Pollitzer
Steven L. Scheid*		■		■
Michael Embler*	■			■
John C. Erickson*	■		■
Lynn S. McCreary*		■	■
Michael Montgomery*	■		■
Regina Muehlhauser*	■		■
* Independent Director
■ = Chair ■ = Member

2025 Proxy Statement	21	NMI Holdings, Inc. (NMIH)

The Audit Committee is responsible for, among other things, monitoring:
•the integrity of the financial statements of the Company;
•the independent auditor's qualifications and independence;
•the performance of the Company's internal audit function and independent auditors;
•the Company's system of disclosure controls and system of internal controls over financial reporting;
•the Company's information technology and cybersecurity risk; and
•the Company's compliance with legal and regulatory requirements.
AUDIT COMMITTEE REPORT
Before we filed our Annual Report on Form 10-K for the year ended December 31, 2024 with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2024, and the notes thereto and other financial information included in the report, including the section of the report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" (collectively, the 2024 10-K). The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2024, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and has discussed with BDO their independence from the Company.
Based on its reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our 2024 10-K, which we filed with the SEC.

Audit Committee

MEMBERS:
Michael Embler (Chair)
John C. Erickson
Michael Montgomery
Regina Muehlhauser
MEETINGS IN 2024: 8
Each member qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC, and serves as an "audit committee financial expert" as that term is defined in SEC rules.

The Governance and Nominating Committee is responsible for, among other things:
•identifying individuals qualified to become Board members and recommending to the Board nominees for election for the next annual meeting of stockholders;
•reviewing the qualifications and independence of the members of the Board and its committees on a regular basis;
•recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter, to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;
•overseeing our environmental (including climate), social and governance efforts and initiatives;
•leading the Board in its annual review of the Board's and its committees' performance; and
•recommending committee assignments for members of the Board.
The Governance and Nominating Committee evaluates director candidates for the Company's nominees for the Board under the criteria described above under "Election of Directors - Director Criteria, Qualifications, Experience and Tenure." The Governance and Nominating Committee will consider recommendations from stockholders of record regarding director candidates, provided that the stockholder satisfied the requirements set forth in the Company's Bylaws and these nominations are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate's qualifications, along with the candidate's consent to serve as a director if elected. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.

Governance and Nominating Committee

MEMBERS: Lynn S. McCreary (Chair) Priya Huskins Steven L. Scheid MEETINGS IN 2024: 4 Each director qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC.

NMI Holdings, Inc. (NMIH)	22	2025 Proxy Statement

The Risk Committee is responsible for the oversight of the Company's management of key risks and exposures that could materially impact the Company and management's operation of the Company's mortgage insurance business and the management of the Company's investment portfolio, including, among other things:
•monitoring the performance of the Company's insured books of business and the principal factors affecting performance;
•discussing, reviewing and monitoring the Company's mortgage insurance products, including premium rates, underwriting guidelines and returns;
•reviewing and approving the Company's investment policy and reviewing the performance of the investment portfolio;
•reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company's relationships with residential mortgage lenders and investors;
•assisting the Board in its oversight of the Company's enterprise risk management approach, including the significant risk management policies, procedures and processes; and
•reviewing and approving the Company's directors and officers liability coverage for adequacy and scope.

Risk Committee

MEMBERS:
Regina Muehlhauser (Chair)
John C. Erickson
Michael Montgomery
Lynn S. McCreary
MEETINGS IN 2024: 4
Each director qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC.

Compensation Committee
The Compensation Committee is responsible for, among other things:
•overseeing our executive compensation program, including approving corporate objectives relating to compensation for our President and CEO, Executive Chairman and other senior executives and determining the annual compensation of our CEO, Executive Chairman and other senior executives;
•reviewing and approving the compensation policy recommended by management with respect to other employees;
•determining, subject to ratification by our independent directors, the compensation of our independent directors;
•evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our President and CEO, Executive Chairman and other senior executives, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;
•reviewing and approving incentive and equity-based compensation plans and grants;
•reviewing transition and succession planning for senior executives; and
•preparing the Compensation Committee Report and reviewing any Compensation Discussion and Analysis included in our proxy statements.
The Compensation Committee has the authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (Semler Brossy or the Compensation Consultant), an independent compensation consultant, to assist it in evaluating executive and director compensation programs and levels. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Our Process For Executive Compensation — Role of the Compensation Consultant" for more information about Semler Brossy and the services it provides to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees of the Compensation Committee as it may deem appropriate.

MEMBERS: Steven L. Scheid (Chair)* Michael Embler Priya Huskins MEETINGS IN 2024: 6 Each director qualifies as an "independent" director under the applicable rules and regulations of NASDAQ and the SEC.

*Mr. Scheid succeeded James Jones (who retired from the Board in May 2024) as the Chair of the Compensation Committee.

2025 Proxy Statement	23	NMI Holdings, Inc. (NMIH)

BOARD OVERSIGHT OF RISK
Our management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for overseeing how our senior management addresses these business and operational risks to the extent they are material. Accordingly, the Board, assisted by the Board-level Risk Committee, oversees and considers risk throughout the year on a Company-wide and individual action basis.
The Board also implements its risk oversight function through delegation to each of our Audit, Compensation, Governance and Nominating and Risk Committees. These committees meet regularly and report back to our board. Our Board-level committees play significant roles in carrying out our risk oversight function.
•The Risk Committee assists the Board in its oversight and review of information regarding our enterprise risk management approach and oversees risks related to our MI business and investment portfolio.
•The Audit Committee oversees and reviews risks associated with financial accounting and reporting, including our system of internal controls, as well as fraud risk, information technology and cybersecurity risk, and major legislative and regulatory developments which could result in material financial risk exposures. In performing this function, the Audit Committee considers information from our independent and internal auditors and discusses relevant issues with management and the independent auditors. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create a conflict of interest that could result in harm to us.
•The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and succession planning.
•The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices. In performing this function, the Governance and Nominating Committee periodically reviews and recommends changes to the Company's Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.
Our management also implements its risk oversight function through the Management Risk Committee, which is responsible for overseeing the Company’s insurance liability risk, and whose membership includes our CEO, Chief Financial Officer, Chief Risk Officer, Executive Vice President of Operations and IT, General Counsel, and Vice President of Credit Policy.
We manage enterprise risks through the coordinated efforts of our board-level Risk Committee, management-level Enterprise Risk Management Committee (ERMC) and our internal audit department.
•ERMC is a cross-disciplinary management level enterprise risk committee that (i) facilitates risk discussions and monitors the implementation of effective risk management practices and (ii) assists risk owners with identifying, defining and monitoring risk exposures. ERMC documents the key risks we face, and how we monitor and manage those risks. Its membership includes our CEO, all of our Executive Vice Presidents, our Chief Compliance Officer, and our Head of Internal Audit. The chair of ERMC provides updates to the board-level Risk Committee, the CEO and the Executive Chairman.
•Internal audit was established by the Audit Committee to review and assess the activities of the Company in all functional areas and reports to the Chair of Audit Committee. Internal audit provides management and the Audit Committee with reasonable assurance that the risk management and internal control systems throughout the Company are adequate and operating effectively. We require that internal audit remain at all times independent of any activity it reviews in order to provide objective and credible assessments on behalf of the Company.
We believe that our leadership structure, discussed in "— Board Leadership" above, reinforces the Board's risk oversight function. Independent directors chair and make up the entire membership of the committees involved in risk oversight, and we have established a system of open communication among senior management and directors, with our Executive Chairman and CEO routinely keeping the Board informed of material risks.

Board of Directors

Audit Committee	Governance and Nominating Committee	Management	Compensation Committee	Risk Committee

Internal Audit		Management Risk Committee

Enterprise Risk Management Committee

NMI Holdings, Inc. (NMIH)	24	2025 Proxy Statement

CORPORATE GOVERNANCE
We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich board composition, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
BOARD OVERSIGHT OF OUR VALUES AND PEOPLE
We believe we play a critical role in the housing market and serve an important social purpose – helping borrowers gain access to housing and supporting them as they build value and community for themselves and their families. In 2024, we helped more than 175,000 borrowers obtain homeownership. Access to home ownership is central to the communities we serve. Our business puts us at the intersection of home access and home affordability where we help our lender customers help borrowers overcome the down payment hurdle of buying homes. We also provide private capital to take on first loss risk exposure ahead of taxpayers.
Throughout the year, the Board and its committees review and discuss with management the progress our Company has made in helping our lender customers help borrowers gain access to housing and supporting them as they build value and community for themselves and their families. The Board and its committees also review and discuss with management matters related to our people, including our progress towards inclusive and diverse representation among our employees, employee engagement, compensation and benefits, business conduct and compliance, and executive succession planning.
CORPORATE RESPONSIBILITY
The Board, including through its Governance and Nominating Committee which oversees our corporate responsibility efforts, reviews and discusses with management our environmental, social and governance initiatives and progress. We focus on minimizing the environmental impact of our operations and furthering social objectives through our business and relationships with our communities and employees. The diversity of our employees is a tremendous asset. We believe that diverse perspectives promote innovation and are crucial to the long-term success of our business.
Sustainability Report:
We publicly disclose information about our business across a number of topics on our website. Our Sustainability Report is regularly updated and provides a broad view of our corporate responsibility efforts across the Company. The Sustainability Report includes an index that maps our disclosures across metrics outlined in the Sustainability Accounting Standards Board's voluntary disclosure framework. We also reference the United Nations Sustainable Development Goals (UN Goals) in our Sustainability Report and have aligned our business activities and programs with the five UN Goals where we believe we can make the greatest impact. The Sustainability Report is available on our website at https://www.nationalmi.com/sustainability-report/.
Environmental Impact:
As a financial services company in the MI space, we have a limited environmental footprint, and we strive to minimize the impact of our operations on the environment. We have reduced travel by integrating video and audio conferencing and virtual meetings into our business practices. We outsource our production data center to a 100% green energy data center provider, decreasing our overall carbon footprint by leveraging the economies-of-scale and environmental efficiencies of our third-party, cloud-based data center provider. We continue to evaluate other enterprise-wide changes to further decrease the environmental impact of our operations.
Our headquarters (and only office location) is leased and in a LEED Gold-certified building that includes eco-friendly features such as LED lighting, motion-sensor lighting, Energy Star appliances, temperature-controlled air and water heating, water efficient plumbing fixtures and electric car charging stations. The building also received the Institute of Real Estate Management Certified Sustainable Property designation by following stringent requirements to conserve electricity, water and gas.
Social Responsibility: Communities and Human Capital
Communities
We believe our business serves an important social function at its core: we assist first-time and low down-payment borrowers in achieving their home ownership goals through support of our lender customers. Access to home ownership for borrowers is central to our customers and the communities we serve. Our MI products provide individual borrowers with the assistance they need to secure affordable mortgage loans and, in doing so, we help open the door to sustainable homeownership in communities across the country. Our products also facilitate secondary market sales of residential mortgages, primarily to Fannie Mae and Freddie Mac (the government-sponsored enterprises (GSEs)), and provide lenders and investors a means to diversify and mitigate their exposure to mortgage credit risk. With our private capital standing in a first loss position, we play a crucial role in protecting U.S. taxpayers from exposure to credit losses experienced by the GSEs, which are effectively guaranteed by the government.

2025 Proxy Statement	25	NMI Holdings, Inc. (NMIH)

As part of our community initiatives, we have been in partnership with Mortgage Bankers Association (MBA) Opens Doors Foundation. MBA Opens Doors was formed in 2011 with the mission of helping vulnerable families with critically ill or injured children to stay in their homes while a child is in treatment. Since 2020, we have donated to the MBA Opens Doors Foundation a portion of the premium payments we receive on every new policy we originate. We make donations to a number of state nonprofit educational funds around the U.S. that provide access to individualized pre-K through 12th grade learning programs for low-income and other underrepresented communities. In 2024, we donated more than $550,000 to these educational funds.
Human Capital
We are a company of approximately 230 full-time and part-time employees. We also engage third-party vendors to provide additional IT, underwriting and other support services. Our ability to operate efficiently and profitably, to offer products and services that meet the expectations of our customers, and to maintain an effective risk management framework is highly dependent on the competence and integrity of our employees, as well as the employees of the third-party service providers, vendors and others whom we engage.
We prioritize our employees with the goal of attracting, retaining and developing a high-quality, diverse talent base and aim to foster an employee-driven, collaborative and productive work environment that emphasizes balance between organizational, community and personal goals. We offer competitive salaries and a comprehensive benefits package that includes annual cash bonuses and equity grants, life, health and supplemental insurance coverage, paid time off, paid caregiver leave, emergency backup child and elder care, a 401(k) Savings Plan (401(k) Plan) with employer matching contributions, and programs to support employee mental, physical and financial well-being. On an annual, discretionary basis, we grant equity to every one of our employees annually and offer mortgage assistance to support our employees who are first-time homebuyers. We encourage our employees to continue their educational and professional development, and support those who do with tuition reimbursement and student loan payback programs, as well as ongoing firm wide training initiatives and access to third-party course materials.
In 2024, we were recognized as a Great Place to Work® for the ninth consecutive year. Great Place to Work® is a global authority on workplace culture, employee experience and leadership, and partners with FORTUNE magazine to produce the annual FORTUNE "100 Best Companies to Work For" list.
We value collaboration as a company and believe that different perspectives promote innovation and are crucial to the long-term success of our business. As of December 31, 2024, 83% of our employee population identified as members of a diverse group, including 55% as women and 34% as racial/ethnic minorities. We recognize the valuable contributions of key leaders across our organization and engage in regular succession planning efforts in collaboration with the Board of Directors to ensure business continuity and provide ongoing employee development opportunities. In 2024, we continued to focus on our talented, innovative and dedicated people, investing in our culture with a focus on collaboration, performance and employee education.
Governance:
Corporate governance is foundational to our corporate responsibility efforts and we work actively with our Board on our initiatives. Our Governance and Nominating Committee oversees our environmental (including climate), social and governance efforts generally as set forth in its charter. The success of our employees, customers and stockholders depends on our ability to manage our business ethically, transparently and responsibly. Our Business Conduct and Ethics Policy (as further described below) are both publicly available and, in conjunction with other internal policies, communicate our values and expectations for employees and other stakeholders. Our Corporate Governance Guidelines (as further described below), which detail our corporate governance practices with respect to our Board and its committees, are reviewed periodically by our Governance and Nominating Committee and are also publicly available. Additional information regarding our board can also be found under "Corporate Governance and Board Matters" on page 20.
Corporate Governance Guidelines
Our Corporate Governance Guidelines set forth a framework for our governance. The Guidelines cover the Board's membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive sessions at which only independent directors are present at least twice annually, and the Lead Independent Director presides over these sessions (unless the Lead Independent Director delegates such responsibility to another independent director). The Governance and Nominating Committee and the Board consider the need for amendments or enhancements to our Corporate Governance Guidelines at least annually. See "— Board Leadership" above, for information regarding the Lead Independent Director's responsibilities and authority.
The Corporate Governance Guidelines also require a director who, during their tenure as a director (i) joins the board of directors of another company or (ii) experiences a change in their business or commercial activity, to notify the Governance and Nominating Committee, which will then review the circumstances to determine if such director's continued service is appropriate and make a recommendation to the Board, after which the remaining Board members will make their determination of whether that director's continued service is appropriate.

NMI Holdings, Inc. (NMIH)	26	2025 Proxy Statement

Business Conduct and Ethics Policy
Our Board has adopted a code of business conduct and ethics (the Business Conduct & Ethics Policy) that applies to all of our employees, officers, external directors and contractors (full-time, part-time or temporary) of the Company and its subsidiaries. We review and update our Business Conduct & Ethics Policy periodically and regularly. If we amend or grant any waiver from a provision of our Business Conduct & Ethics Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law. The Business Conduct & Ethics Policy is publicly available on our website at https://ir.nationalmi.com/corporate-governance/board-documents.
Minimum Stock Ownership and Holding Period (Directors)
The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors (other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of their equity awards granted by the Company to their employer). None of our directors is currently serving on the Board in fulfillment of employment obligations to a non-affiliate of the Company.

TITLE	STOCK OWNERSHIP GUIDELINES
Non-Employee Director	5.0 x Annual Cash Retainer
Each director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans until the applicable stock ownership threshold has been met. As of December 31, 2024, each of our directors, other than Mr. Erickson (who joined the Board in September 2023), met the stock ownership requirement. Mr. Erickson will have until September 2028 to meet the stock ownership requirement.
Director Independence
Our Corporate Governance Guidelines regarding director independence are consistent with the applicable rules and regulations of NASDAQ and the SEC. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the NASDAQ and SEC independence requirements.
In accordance with our Corporate Governance Guidelines, our Board has determined that all of the current members of the Board, except Mr. Shuster, our Executive Chairman, and Mr. Pollitzer, our President and CEO, are "independent" under the applicable rules and regulations of NASDAQ and the SEC.
Certain Relationships and Related Party Transactions
We have adopted a written Related Party Transaction Approval Policy. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, (each, a related party) will not be permitted to enter into a transaction with us where the amount involved exceeds or is reasonably expected to exceed $120,000 without the review and consent of our Audit Committee, or in certain circumstances, the Chair of the Audit Committee (Audit Chair). Any request for us to enter into such a transaction, where any such related party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee or Audit Chair, which will review and approve or disapprove such proposed transaction. In determining whether to approve a related party transaction, the Audit Committee or Audit Chair, as applicable, shall consider:
iwhether the transaction is on terms that are fair and reasonable to the Company and substantially the same as would apply if the other party was not a related party;
iithe size of the transaction and the amount payable to the related party;
iiithe nature of the interest of the related party in the transaction;
ivwhether the transaction is in the business interests of the Company and in the interests of the Company's stockholders;
vwhether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the related party; and
viany other facts and circumstances that the members of the Audit Committee or Audit Chair, as applicable, deem relevant.

2025 Proxy Statement	27	NMI Holdings, Inc. (NMIH)

Other than compensation agreements and other arrangements which are described in the “Election of Directors — 2024 Director Compensation” and “Compensation Discussion and Analysis” sections of this proxy statement, during the year ended December 31, 2024 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which a related party had or will have a direct or indirect material interest.
STOCKHOLDER ENGAGEMENT
We believe that proactively engaging with and listening to our stockholders and other stakeholders is fundamental to sound corporate governance and allows us to better appreciate our stockholders’ perspectives regarding our performance, corporate governance practices and other matters of interest. We regularly engage with and listen to our stockholders and other stakeholders including through:
•Quarterly earnings conference calls;
•Investor meetings and calls;
•Annual investor day presentations;
•Annual stockholders' meeting;
•Non-deal roadshows;
•Analyst meetings and calls; and
•Investor conferences.
As we have in the past, in 2024, we engaged in extensive stockholder outreach. During the year, we held over 100 meetings with existing stockholders and other potential investors to discuss various key corporate matters. The topics discussed included our business operations and financial results, market trends, regulatory developments, corporate governance, corporate sustainability and executive compensation, among others.
We continually seek out opportunities to engage in open two-way conversations with our stockholders, prospective investors and other stakeholders, and conducted these meetings throughout the year, including in person, via teleconference, at our investor day and one-on-one at industry conferences. In our engagements, we aim to foster constructive dialogue in which we discuss the perspectives of senior management and the Board and solicit our stockholders’ and stakeholders’ insights and feedback on important issues, which the Board considers in developing our corporate strategy, governance and compensation practices and other key corporate issues. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our business practices and disclosures, and further share the feedback and insights with our Board as appropriate.
In addition, our Board also reviews with senior management the proxy advisory firms’ perspectives on voting matters and voting results to ensure we provide appropriate consideration to such views. As a result, in the past we have made adjustments to our compensation programs, including by granting performance-based long term equity awards to our NEOs and enhancing our public disclosure of information, including the publishing of our annual Sustainability Report, which details our efforts in support of housing access and affordability, risk management and privacy protection, regulatory compliance, corporate governance, human capital management, community outreach and charitable giving, and environmental matters, among others.
INFORMATION ONLINE
The Corporate Governance section of our website (https://ir.nationalmi.com/corporate-governance) includes the following corporate governance documents:
•Amended and Restated Certificate of Corporation.
•Amended and Restated Bylaws.
•Board Committee Charters: Each of the committees of our Board operates under a written charter adopted by the full Board upon the recommendation of the Governance and Nominating Committee. Each committee considers the need for amendments or enhancements to its charter at least annually and more frequently as necessary.
•Corporate Governance Guidelines. See "— Corporate Governance Guidelines" above for more detailed description.
•Business Conduct and Ethics Policy. See "— Business Conduct and Ethics Policy" above for more detailed description.
Any updated or amended versions of the items listed above will be posted to our website promptly after adoption. Any of the items listed above are also available in print and free of charge upon written request to our Corporate Secretary. The information contained on our website is not deemed to be incorporated by reference into this proxy statement.
This proxy statement and our 2024 Annual Report to Stockholders are available at https://ir.nationalmi.com/financial-information/sec-filings or www.sec.gov.

NMI Holdings, Inc. (NMIH)	28	2025 Proxy Statement

BOARD COMMUNICATION
Stockholders may communicate with the members of the Board, the Lead Independent Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
INFORMATION OF OUR EXECUTIVE OFFICERS
The following information is provided with respect to each of our executive officers. Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Bradley M. Shuster
Executive Chairman and Chairman of the Board
Information about Mr. Shuster is provided above in "Election of Directors — Director Criteria, Qualifications, Experience and Tenure."
Adam S. Pollitzer
President and Chief Executive Officer, and Director
Information about Mr. Pollitzer is provided above in "Election of Directors — Director Criteria, Qualifications, Experience and Tenure."

Norman P. Fitzgerald
Mr. Fitzgerald has served as our Executive Vice President and Chief Sales Officer since January 2022 and is responsible for overseeing the sales and marketing departments and serves on our Executive Committee. He joined the Company in 2014 and served as Senior Vice President and Chief Sales Officer from 2020 to 2021 and as Senior Vice President, Field Sales from 2014 to 2019. Prior to joining the Company, Mr. Fitzgerald served as Senior Vice President, Head of Correspondent Lending at Mr. Cooper (formerly Nationstar Mortgage), and held senior leadership positions with PHH Mortgage and CitiMortgage Inc. Mr. Fitzgerald holds a B.A. from the University of Massachusetts in Boston.

EXECUTIVE VICE PRESIDENT, CHIEF SALES OFFICER
AGE: 58 OFFICER SINCE: 2022

2025 Proxy Statement	29	NMI Holdings, Inc. (NMIH)

William J. Leatherberry
Mr. Leatherberry has served as our Chief Administrative Officer, General Counsel and Secretary since 2024, is responsible for overseeing the Company's legal, compliance, government relations, and corporate communications functions and serves on our Executive Committee. He joined the Company in 2014 and served as our Chief Legal Officer, General Counsel and Secretary from 2014 to 2023. Prior to joining NMI, he served in various executive positions from 2005 to 2013 at Century Aluminum Company, a US-based producer of primary aluminum, including as Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary, and was responsible for compliance, human resources, government relations and the legal affairs of the organization, including mergers, acquisitions and divestitures, employment matters, securities, intellectual property and litigation. Mr. Leatherberry started his legal career at the Jones Day law firm, with a focus on public company, securities law, merger and acquisition and private equity practices. Mr. Leatherberry holds both a B.A. in business management and an M.B.A. from the University of Texas and a J.D. from Southern Methodist University.

EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER, GENERAL COUNSEL & SECRETARY
AGE: 54 OFFICER SINCE: 2014

Robert Smith
Mr. Smith has served as our Chief Risk Officer since May 2018, overseeing and managing credit risk and internal audit for NMI and serves on our Executive Committee. Mr. Smith joined the Company in 2012 as Vice President of Pricing and Portfolio Analytics and served in that capacity until May 2018. He has more than 19 years of experience in the mortgage and financial services industry, including previous roles at Washington Mutual and PMIC. Mr. Smith is a Chartered Financial Analyst and holds a master's degree in Engineering and an M.B.A. from Stanford's Graduate School of Business.

EXECUTIVE VICE PRESIDENT, CHIEF RISK OFFICER
AGE: 55 OFFICER SINCE: 2018

NMI Holdings, Inc. (NMIH)	30	2025 Proxy Statement

Aurora Swithenbank
Ms. Swithenbank is Executive Vice President and Chief Financial Officer of NMI. She joined the company in 2024. Prior to joining National MI, Ms. Swithenbank served as Chief Financial Officer at Vantage Group Holdings Ltd., a Bermuda-based specialty insurance and reinsurance group, where she led the organization of the company’s finance department as its first chief financial officer. Prior to Vantage Group, Ms. Swithenbank spent more than 20 years at Goldman Sachs in a number of roles, including most recently as a Partner and Head of Insurance in the Americas Financing Group. She holds a Bachelor’s degree from Harvard University.

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
AGE: 49 OFFICER SINCE: 2024

Mohammed Yousaf
Mr. Yousaf has served as our Executive Vice President, Chief of Operations and Technology since January 2025 and is responsible for overseeing the Operations and Information Technology departments and serves on our Executive Committee. Mr. Yousaf joined the Company in 2018 and previously served as Executive Vice President, Operations and Information Technology from 2022 to 2024, Senior Vice President and Chief Business Transformation Officer from 2020 to 2021 and VP, Business Development & Technology Partnerships from 2018 to 2020. He has over 21 years of mortgage lending experience and has bridged business needs with mortgage technology advancements. Prior to joining the Company in 2018, Mr. Yousaf was a senior managing director of Home Point Financial Corporation from March 2018 until November 2018, and SVP, Operations of Mr. Cooper from October 2012 until March 2018 and led the originations and servicing operations. His prior experience includes operations and technology leadership roles at Wells Fargo. He attended Technical University of Budapest, Hungary and holds a bachelor’s degree in computer science from the Metropolitan State University in St. Paul, Minneapolis.

EXECUTIVE VICE PRESIDENT, CHIEF OF OPERATIONS AND TECHNOLOGY
AGE: 49 OFFICER SINCE: 2022

2025 Proxy Statement	31	NMI Holdings, Inc. (NMIH)

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information about the beneficial ownership of our common stock as of March 11, 2025 for:
•each person known to us to be the beneficial owner of more than five percent of our common stock;
•each NEO, except for Mr. Mallela, who departed the Company on May 1, 2024;
•each director and nominee; and
•all of our current executive officers, identified above under the caption "Executive Officers," and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 78,238,719 shares of our common stock outstanding as of March 11, 2025.
In computing the number of shares of common stock beneficially owned by a person and such person's percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person RSUs held by that person that will vest within 60 days of March 11, 2025 (i.e., on or by May 10, 2025). We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAMED EXECUTIVE OFFICERS AND DIRECTORS:	NUMBER	%
Bradley M. Shuster (1)	1,045,477	1.3%
Adam S. Pollitzer (2)	447,756	*
Aurora Swithenbank (3)	75,065	*
William J. Leatherberry (4)	232,499	*
Robert Smith (5)	144,964	*
Steven L. Scheid (6)	94,710	*
Michael Embler (7)	61,607	*
John Erickson (8)	12,881	*
Priya Huskins (9)	27,213	*
Lynn S. McCreary (10)	39,806	*
Michael Montgomery (11)	63,504	*
Regina Muehlhauser (12)	64,853	*
All executive officers and directors as a group (14 persons)	2,401,506	3.0%
*Represents less than 1% of beneficial ownership.
1.Represents 431,337 shares held directly, 47,150 shares held indirectly in the Shuster Family Trust, of which Mr. Shuster and his wife are co-trustees and beneficiaries, and 566,990 vested stock options.
2.Represents 386,631 shares held directly and 20,375 vested stock options.
3.Represents 51,370 shares held directly and 20,375 RSUs expected to vest within 60 days of March 11, 2025.
4.Represents 176,907 shares held directly and 55,592 vested stock options.
5.Represents 104,566 shares held directly and 40,398 vested stock options.
6.Represents 90,544 shares held in the Scheid Family Trust, of which Mr. Scheid and his wife are co-trustees and beneficiaries, and 4,166 RSUs expected to vest within 60 days of March 11, 2025.
7.Represents 57,441 shares held directly and 4,166 RSUs expected to vest within 60 days of March 11, 2025.
8.Represents 8,715 shares held directly and 4,166 RSUs expected to vest within 60 days of March 11, 2025.
9.Represents 23,407 shares held directly and 4,166 RSUs expected to vest within 60 days of March 11, 2025.
10.Represents 35,640 shares held directly and 4,166 RSUs expected to vest within 60 days of March 11, 2025.
11. Represents 59,338 shares held directly and 4,166 RSUs expected to vest within 60 days of March 11, 2025.
12. Represents 60,687 shares held directly and 4,166 RSUs expected to vest within 60 days of March 11, 2025.

NMI Holdings, Inc. (NMIH)	32	2025 Proxy Statement

GREATER THAN 5% STOCKHOLDERS	NUMBER	%
BlackRock, Inc.(1)	13,925,793	17.8%
Vanguard Group Inc.(2)	6,809,208	8.7%
Dimensional Fund Advisors LP (3)	4,567,372	5.8%
1.Based on a Schedule 13G/A filed with the SEC on January 22, 2024. The number of shares reported includes: (a) 13,532,956 shares over which BlackRock, Inc. has sole voting power and (b) 13,925,793 shares over which it has sole dispositive power. Subsidiaries of BlackRock, Inc. reported to have acquired the securities being reported include the following: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (such entity beneficially owns 5% or greater of the outstanding shares of the Company), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
2.Based on a Schedule 13G/A filed with the SEC on February 13, 2024. The number of shares reported includes: (a) 87,310 shares over which The Vanguard Group has shared voting power; (b) 6,638,057 shares over which The Vanguard Group has sole dispositive power; and (c) 171,151 shares over which The Vanguard Group has shared dispositive power. The reporting person's principal business address is 100 Vanguard Blvd., Malvern, PA 19355.
3.Based on a Schedule 13G filed with the SEC on February 9, 2024. The number of shares reported includes: (a) 4,476,607 shares over which Dimensional Fund Advisors LP has sole voting power and (b) 4,567,372 shares over which it has sole dispositive power. The reporting person's principal business address is 6300 Bee Cave Road, Building One, Austin, TX 78746.
DELINQUENT SECTION 16(A) REPORTS
SEC rules require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners complied with their filing requirements for 2024.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no relationships that are required to be disclosed under Item 407(e)(4) of Regulation S-K.
EQUITY COMPENSATION PLANS INFORMATION
The following table sets forth information as of December 31, 2024 with respect to equity compensation plans under which shares of the Company's common stock may be issued:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (2)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (3) ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (4)

Equity compensation plans approved by security holders (1)	2,010,962	$15.53	1,983,246
Equity compensation plans not approved by security holders	—	—	—
Total	2,010,962	$15.53	1,983,246
1.NMI Holdings, Inc. 2012 Stock Incentive Plan (2012 Plan) and NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan).
2.Includes 729,935 shares to be issued upon exercise of outstanding stock options under the 2012 Plan and 1,281,027 unvested restricted stock units (inclusive of RSUs and PRSUs) granted under the 2014 Plan. Of the unvested restricted stock units included herein, 458,264 are PRSUs (at target) that could potentially pay out between 0% and 200% of this represented count. At maximum performance, an additional 458,264 shares would be issued.
3.Weighted-average exercise price is based solely on outstanding options.
4.The amount shown includes shares available for use with awards granted under the 2014 Plan.

2025 Proxy Statement	33	NMI Holdings, Inc. (NMIH)

Compensation of Named Executive Officers

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the objectives and components of our executive compensation program for our named executive officers (NEOs) and how we make compensation decisions. Our NEOs for the year ended December 31, 2024 were as set forth below:
•Adam S. Pollitzer, President and Chief Executive Officer
•Bradley M. Shuster, Executive Chairman and Chairman of the Board
•Aurora Swithenbank, Chief Financial Officer (1)
•William J. Leatherberry, Chief Administrative Officer and General Counsel
•Robert Smith, Chief Risk Officer
•Ravi Mallela, former Chief Financial Officer (1)
We present the compensation of our NEOs in the Summary Compensation Table and other compensation tables set forth below in this proxy statement.
(1) Effective May 1, 2024, Ms. Swithenbank succeeded Mr. Mallela as our Chief Financial Officer and Mr. Mallela ceased to serve as our Chief Financial Officer.
EXECUTIVE SUMMARY
The following summarizes our Company's pay-for-performance objectives and key compensation-related actions that we took in 2024 and demonstrates the alignment of our executive compensation program with Company performance.
Overview of Company Performance
In 2024, the Company delivered standout operating performance — with notable success in terms of its people, its customer franchise, its insured portfolio, and its financial results. We were once again recognized as a Great Place to Work® — our ninth consecutive award (which we view as a reflection of our unique corporate culture, and a testament to the hard work and dedication of our talented team). We saw success in customer development and continued to serve our lender customers and their borrowers with consistency and distinction. We achieved strong-growth in our high-quality insured portfolio, continued to innovate in the risk-transfer market and once again delivered industry-leading credit performance. And, we achieved record financial results – including record revenue of $651 million (up 12% compared to 2023), record net income of $360 million (up 12% compared to 2023), and record diluted earnings per share of $4.43 (up 15% compared to 2023). We closed 2024 with a record $2.2 billion of stockholders’ equity and $2.6 billion of total capital, and continued to efficiently return capital to stockholders, purchasing 2.8 million shares under our share repurchase program.

NMI Holdings, Inc. (NMIH)	34	2025 Proxy Statement

OVERVIEW OF OUR FINANCIAL PERFORMANCE AS OF YEAR END 2024
$210 billion IIF	We closed the year with a record of $210 billion of high-quality, high-performing primary insurance-in-force (IIF), up 7% compared to December 31, 2023.
$46 billion NIW	We delivered $46 billion of high quality, new insurance written (NIW), up 14% compared to the year ended December 31, 2023.
$564.7 million Net Premium Earned	We generated $564.7 million in net premium revenue, up 11% compared to the year ended December 31, 2023.
$85.3 million NII	We generated net investment income (NII) of $85.3 million, up 26% compared to the year ended December 31, 2023.
$651.0 million Total Revenue	We generated record total revenues of $651.0 million, up 12% compared to the year ended December 31, 2023.
$360.1 million Net Income	We earned a record net income of $360.1 million, up 12% compared to the year ended December 31, 2023.
17.4% Return on Equity	We delivered a 17.4% return on equity for the year ended December 31, 2024.
$4.43 Diluted EPS	We grew our Diluted Earnings Per Share (EPS) to a record of $4.43, up 15% from $3.84 for the year ended December 31, 2023.
1.01% Default Rate	We yet again achieved industry best credit performance, delivering a 1.01% default rate in our insured portfolio as of December 31, 2024.
5.6% Loss Ratio	We had a loss ratio of 5.6% for the year ended December 31, 2024.
21.0% Expense Ratio	We had a record low expense ratio of 21.0%, down from 21.7% for the year ended December 31, 2023.
$29.80 Book Value Per Share[1]	We grew Book Value Per Share to $29.80 at December 31, 2024, up 17% compared to December 31, 2023.
1.Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding accumulated other comprehensive income (AOCI), divided by shares outstanding. For more detail, please see Appendix A.
Key Matters Addressed by the Compensation Committee
Key matters addressed by the Compensation Committee (in consultation with its Compensation Consultant, Semler Brossy) with respect to executive compensation in 2024 included:
•Setting performance objectives for the Company's 2024 bonus plan, including incentives to manage costs, write high-quality business to achieve sustainable revenues, and achieve objectives for adjusted operating income and strong ROE targets;
•Reviewing performance outcomes relative to the performance objectives at the end of the year in determining incentive plan payouts;
•Reviewing our CEO compensation to ensure alignment with competitive market practice;
•Analyzing and determining the Executive Chairman's compensation;
•Conducting a comprehensive review and evaluation of our other NEOs’ compensation to ensure continued alignment with corporate performance objectives;
•Reviewing and evaluating our compensation program to ensure that its policies and practices appropriately safeguard against excessive risk taking; and
•Reviewing the compensation paid to our independent directors.

2025 Proxy Statement	35	NMI Holdings, Inc. (NMIH)

Executive Compensation Philosophy
We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are externally competitive when measured against other companies within our industry and geographic location. We are headquartered in the San Francisco Bay Area near Silicon Valley, and therefore compete for talent with other companies that offer competitive compensation packages. We structure our compensation program to include a portfolio of both cash and equity with an emphasis on performance-based compensation.
Our compensation programs provide a strong alignment between Company performance results and resulting payouts:
•Our annual incentive program is entirely based on financial performance measures that are aligned with driving key business strategies for the year.
•Our long-term incentive program is comprised of a mix of RSUs and PRSUs.
•RSUs vest over three years and promote a long-term focus for our NEOs.
•PRSUs are measured against strong cumulative book-value per share performance goals, which further ties our executive compensation to the Company's long-term performance and incentivizes our NEOs to achieve sustainable long-term returns.
Stockholder Say-on-Pay Votes
We are holding an annual say-on-pay advisory vote in this proxy statement as proposal Item 2. We value stockholder input and see Item 2 as giving our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. The Compensation Committee takes into consideration stockholder input, including the outcome of the say-on-pay vote, when it reviews the Company's compensation philosophy and plan design. At our 2024 Annual Meeting, approximately 94.5% of the votes cast were in favor of the advisory vote to approve our executive compensation paid to our NEOs in 2023.
We have a history of proactively engaging with and listening to our stockholders and other stakeholders throughout the year because we believe doing so is a fundamental aspect of good corporate governance and makes our business stronger. In 2024, we held over 100 meetings with stockholders and potential investors to discuss various key corporate matters that included, among others, our executive compensation. See "Item 1 — Election of Directors — Corporate Governance and Board Matters — Stockholder Engagement" on page 28.
Following our 2024 Annual Meeting, as it does following each of our annual meetings of stockholders, our Compensation Committee reviewed the vote results and our executive compensation programs and determined that the 2024 programs and compensation opportunity for the current NEOs are both appropriate and aligned with stockholder interests.
Strong Executive Compensation Policies and Practices
We maintain strong compensation-related governance policies and practices. Our compensation-related governance policies and practices align our executive compensation with long-term stockholder interests, as further described in "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies":
Minimum Stock Ownership and Holding Period Requirements
The Company's Stock Ownership Policy imposes rigorous stock ownership requirements on our NEOs, with our CEO required to hold Company shares valued at five times his base salary, our Executive Chairman (and founder) required to hold shares valued at 10 times his base salary, and our other NEOs required to hold shares valued at three times their base salary. The Stock Ownership Policy also includes a post-vesting share retention period until such NEO meets the applicable stock ownership threshold. All of our NEOs met our ownership requirements as of December 31, 2024. For more information, see "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program — Our Process for Executive Compensation — Other Important Governance and Executive Compensation Policies — Minimum Stock Ownership and Holding Period (Executive Officers)."
Absolute Prohibition of Hedging and Pledging
Our policies prohibit our directors and NEOs from engaging in all forms of speculative hedging and pledging transactions involving the Company's equity securities.
Clawback Policy
In 2023, the Compensation Committee adopted a new Compensation Recovery Policy, effective September 13, 2023 (Clawback Policy), to comply with the SEC’s recently issued regulations on the recovery of erroneously awarded compensation and NASDAQ Rule 5608. The Clawback Policy provides for the recovery of excess incentive-based compensation paid to any executive officer that is based upon the achievement of financial results for which the Company is required to prepare an

NMI Holdings, Inc. (NMIH)	36	2025 Proxy Statement

accounting restatement. A copy of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Compensation Consultant Performs No Additional Services for Us
The Compensation Consultant is retained by the Compensation Committee and performs no other services for the Company.
Compensation Risk Evaluation
Annually, the Compensation Committee performs an executive compensation risk evaluation that is designed to ensure that our compensation program does not motivate excessive risk-taking and is not reasonably likely to cause a material adverse effect on the Company.
Change-in-Control Severance Plan (CIC Severance Plan) Provides Limited Benefits
A "double-trigger" (meaning both a change in control and severance qualifying termination of employment) is required before any severance benefits may be paid under the CIC Severance Plan.
No Tax Gross-Ups
We do not provide golden parachute excise tax or other income tax gross-ups to any of our NEOs.
Compensation of our President and CEO in 2024
Mr. Pollitzer has served as the Company’s President and CEO since January 1, 2022, after serving as the Company’s CFO since 2017. In determining Mr. Pollitzer’s 2024 compensation, the Compensation Committee considered multiple market inputs, including the pay levels at other MI companies, broader peer group pay levels, industry survey pay data and the Company's strong performance during Mr. Pollitzer's tenure. Effective January 1, 2024, Mr. Pollitzer’s annual base salary was $975,000, with a target annual bonus opportunity of 175% of his base salary. The Compensation Committee granted Mr. Pollitzer restricted stock awards with an aggregate grant data fair value of $4.875 million split evenly between performance-based and time-based RSUs.
Mr. Pollitzer's performance-based RSUs are eligible to vest after three years based on meeting cumulative performance metrics set forth in his award agreement. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long Term Incentive Program
& BVPS Growth Targets" for a description of the performance metrics included in the 2024 performance-based RSU grants.
Mr. Pollitzer's time-based RSUs are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date.
The chart below illustrates the components of Mr. Pollitzer's total annualized target compensation for fiscal year 2024.
OUR PROCESS FOR EXECUTIVE COMPENSATION
Role of the Compensation Committee
The Compensation Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Compensation Committee designs new compensation arrangements for promoted or newly hired executive officers, and oversees retirement and separation arrangements for departing executive officers. The Compensation Committee, with the help of its Compensation Consultant (as described below), regularly reviews market pay and performance levels, as well as general executive compensation trends and practices to demonstrate that proper benchmarking is done for a variety of compensation-related topics. The Compensation Committee evaluates, within the context of the broader economy, Company performance against its operation plans, budgets, and pay and performance levels at comparable companies. The Compensation Committee retains complete and final discretion in determining the terms and payment of annual incentive awards and determines the vesting of our NEOs' performance awards, including any PRSUs. In general, the Compensation Committee evaluates the Company's performance in light of pre-established objectives that are subject to adjustment under the annual bonus plan and makes its final determination of annual bonus awards and achievement of awards earned based on long-term performance in the first quarter following the end of each performance period.

2025 Proxy Statement	37	NMI Holdings, Inc. (NMIH)

The Compensation Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. Each meeting has a primary purpose, and as a general practice, the Compensation Committee makes significant decisions over multiple meetings by discussing conceptual matters, reviewing preliminary recommendations, discussing recommendations among the Compensation Committee members, and reviewing final recommendations before acting. The Compensation Committee also holds special meetings as necessary in order to perform its duties. In 2024, the Compensation Committee met six times, devoting significant time and attention to management compensation.
Role of the Compensation Consultant
The Compensation Committee used the services of Semler Brossy to assist it in evaluating executive and director compensation programs and levels during 2024. Semler Brossy assisted the Compensation Committee with evaluating compensation for non-employee members of our Board and our NEOs, including long-term and short-term annual incentive award design; an assessment of the risks associated with the Company's overall compensation policies and practices; and understanding trends in executive and board compensation. In addition, Semler Brossy provided the Compensation Committee with data on compensation levels and programs, including at peer companies, to ensure that our executive officers' total compensation opportunities were market competitive. Semler Brossy does not provide any other services directly to the Company. The Compensation Committee has assessed Semler Brossy's independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that Semler Brossy's work with the Company does not raise any conflicts of interest.
Role of the CEO
As part of its review and determination of the Company's executive compensation objectives, philosophy, programs and decisions, the Compensation Committee works with and receives advice and recommendations from our CEO. At the beginning of each year, our CEO oversees the development of corporate and individual objectives for purposes of short- and long-term compensation of each other NEO (other than our Executive Chairman, who reports to the Board). These objectives are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. At the end of each year, our CEO reviews with the Compensation Committee the achievement of objectives and the performance of our other NEOs who report to him and presents recommendations regarding adjustments to those NEOs' compensation to ensure alignment of stockholder interests with our objectives, as well as to reward the executive for performance. The Compensation Committee considers our CEO's recommendations, together with a review conducted by the Compensation Consultant, and makes an independent determination regarding executive compensation. Based on our CEO's day-to-day management of our NEOs, the CEO is well-positioned to evaluate the performance of each NEO who reports to him and make recommendations as to each NEO's overall performance and compensation. Our CEO attends all Committee meetings, other than those portions that are held in executive session, except where his attendance is requested, and is not present during any deliberations on matters involving CEO compensation.
Benchmarking
Our executive compensation philosophy emphasizes competitive objectives for executive pay. The Compensation Committee does not benchmark to a specific percentile and prefers a flexible target range in order to be mindful of individual differences such as tenure and performance. Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, cash-based annual incentive awards and long-term equity incentive awards.
The Compensation Committee considers several factors when reviewing companies for inclusion in the compensation peer group: size (as measured by revenue and market capitalization), recent growth patterns, geographical scope, and the companies with which we compete for executive talent. While the Compensation Committee considers peer group data collectively, it focuses on the Company's direct pure-play competitors within the MI industry: Enact Holdings, Inc., Essent Group Ltd., MGIC Investment Corporation, and Radian Group, Inc. In addition to proxy disclosed data from the peer group, the Compensation Committee also uses relevant survey information from companies of similar size and geographic scope. These additional data points played a role in the Compensation Committee's competitive benchmarking approach given the Company's size and the limited number of direct business comparators within the MI industry.

NMI Holdings, Inc. (NMIH)	38	2025 Proxy Statement

Our peer group for fiscal year 2024 consists of the companies listed below:

NMI 2024 PEER GROUP	MORTGAGE INSURER DIRECT COMPETITOR	CHOSE NMI AS PEER(1)	BROADER EXPOSURE TO INSURANCE AND REAL ESTATE	BUSINESS
Ambac Financial Group, Inc.			■	Property & Casualty Insurance
Assured Guaranty Ltd.			■	Financial Guaranty Insurer
Enact Holdings, Inc.	■	■	■	Mortgage Insurer
Essent Group Ltd.	■	■	■	Mortgage Insurer
Investors Title Company			■	Property & Casualty Insurance
Kinsale Capital Group, Inc.			■	Property & Casualty Insurance
MGIC Investment Corporation	■	■	■	Mortgage Insurer
Mr. Cooper Group Inc.			■	Mortgage Service & Lending
Onity Group (formerly Ocwen Financial Corporation)			■	Mortgage Service & Lending
PennyMac Financial Services			■	Mortgage Service & Lending
Radian Group Inc.	■	■	■	Mortgage Insurer
Redwood Trust		■	■	Mortgage Banking & Investments
RLI Corp.			■	Property & Casualty Insurance
Stewart Information Services Corporation			■	Title Insurance & Underwriting
1.Per peer company's most recent proxy statement.
ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM
Overview of Compensation Elements
The table below describes the principal elements and characteristics of our executive compensation program, which align with our overall executive compensation philosophy.

COMPENSATION ELEMENT	DESCRIPTION	ALIGNMENT WITH COMPENSATION PHILOSOPHY

Annual Compensation:
Annual Base Salary (p. 41)	•Fixed component of annual cash compensation that reflects expertise and scope of responsibilities, influenced by market pay levels, trends and individual performance	•Attract and retain key talent with market competitive salaries •Provide financial certainty and stability •Recognize individual performance
Short-Term Incentive Program (p. 42)	•Cash-based annual bonus plan based 100% on meeting Company objectives •Requirement that executive be employed at the time the bonus is paid has a retentive effect
•Balance between short- and long-term corporate objectives that aligns with Company's pay-for-performance philosophy and stockholder interests
•Short-term growth important in MI business, with each book year of business supporting the long-term growth of the Company

Long-Term Compensation:
Long-Term Incentive Program (p. 43)
•Equity-based, consisting of a 50:50 mix of time-based RSUs and PRSUs
•RSUs vest over a three-year period
•PRSUs are 100% earned based on achievement of cumulative book value per share (BVPS) growth targets over a three-year performance period
•RSUs align management and stockholder interests on increasing share value •PRSUs link realized compensation value to the Company's achievement of long-term financial performance

2025 Proxy Statement	39	NMI Holdings, Inc. (NMIH)

COMPENSATION ELEMENT	DESCRIPTION	ALIGNMENT WITH COMPENSATION PHILOSOPHY

Other Executive Benefits:
Retirement Program
•Participation in 401(k) Plan, including a matching contribution by the Company of 100% of the executive's contribution up to 5% of the executive's eligible compensation, which was offered to all eligible employees who participated in the Company's 401(k) Plan in 2024
•Attract and retain key talent •Provide income security for retirement
Executive Cash Allowance Program	•Fixed cash amount to be used at the discretion of the executive, in lieu of individualized perquisite programs	•Attract and retain key talent •Provide total compensation package that is competitive in our market and geographic location
In 2024, the Compensation Committee approved equity awards for each NEO, other than Mr. Shuster, consisting of a 50:50 mix of time-based RSUs and PRSUs. Mr. Shuster received 100% RSUs to align his compensation with stockholder value creation.
Book Value Per Share (BVPS)
The PRSUs granted in 2024, similar to prior years, are earned based on the achievement of a compound annual BVPS growth target over a three-year performance period. We base the performance assessment in our PRSUs on compound annual BVPS growth because we believe (i) it is an appropriate measure and key indicator of the Company's long-term performance and (ii) it correlates with management’s ability to drive long-term stockholder value creation.
BVPS growth serves as a comprehensive indicator of our performance encompassing the scale of our new business production and insured portfolio development, effectiveness of our credit risk management strategy, consistency and yield of our investment portfolio returns, stability of our funding profile and regulatory capital position, and the efficiency of our operating platform. Growth in BVPS provides a more stable indication of financial performance than total shareholder return (TSR), which can be more volatile over discrete measurement periods due to factors that are outside of management’s control, including changes in economic conditions and stock market volatility, among others.

Issuing 2024 PRSUs with a performance assessment based on compound annual BVPS growth over a three-year period serves to directly link a material element of our NEOs' compensation with the Company’s achievement of long-term financial performance and sustainable long-term returns on equity, directly aligns their compensatory incentives with outcomes that are expected to drive long-term stockholder value, and further provides a basis for comparison with other companies in the MI industry and broader financial services landscape that measure performance and award compensation based on a similar measure of book value.
Compensation of Our CEO and Executive Officers Is Weighted Towards Variable Compensation
Our total annual compensation structure embodies our commitment to align pay with performance. Fixed compensation continues to represent a limited portion of our NEOs' total compensation. Base salary represented 13% of Mr. Pollitzer's 2024 total target compensation and, on average, 22% of the total target compensation of our other NEOs. The remaining target compensation of our NEOs was tied to, and is contingent upon, Company and individual performance. Structuring CEO and other NEO compensation to include a significant majority of at-risk incentives serves to align our executive officer and stockholder interests because a significant portion of each executive's overall compensation is directly linked to the Company's financial performance.

NMI Holdings, Inc. (NMIH)	40	2025 Proxy Statement

The following charts highlight, for our CEO and our other NEOs, the components of their average total annualized target compensation for fiscal year 2024. The information presented is based on components of average compensation at target, and therefore, is not directly comparable to amounts set forth in the 2024 Summary Compensation Table on page 47.

Compensation At Risk: 87%(1)

Compensation At Risk: 78%(1)

1. Percentages used in the charts above have been rounded to the nearest whole percent.
COMPENSATION PROGRAM DETAILS
Base Salary
Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO's responsibilities, experience and other qualifications essential to the NEO's role. The following table shows our NEOs' annual base salaries from January 1, 2024 through December 31, 2024.

NEO	2023 BASE SALARY ($)	2024 BASE SALARY ($)	CHANGE FROM PRIOR YEAR (%)
Adam S. Pollitzer	900,000	975,000	8.3%
Bradley M. Shuster	650,000	650,000	0%
Aurora Swithenbank	N/A	505,000	N/A
William J. Leatherberry	570,000	585,000	2.6%
Robert Smith	470,000	485,000	3.2%
Ravi Mallela	500,000	505,000	1.0%
The Compensation Committee increased Mr. Pollitzer's 2024 annual base salary to more closely align Mr. Pollitzer's base salary with competitive compensation practices, including those of his peers at other MI companies. In addition, the Compensation Committee increased each of Messrs. Mallela, Leatherberry's and Smith's 2024 annual base salaries to better align their compensation with executives holding similar positions with a focus on our MI peers; recognize the breadth of management oversight by them in various substantive functional areas of the Company, among them, finance and treasury, risk, legal, and industry and government relations, that report to or through them; and reward them for their individual contributions to the Company's growth and successful performance.
Short-Term Incentive Program & Corporate Performance Objectives
In order to appropriately motivate and reward our NEOs, and to further align their pay with Company performance, we offer a discretionary bonus program that provides for cash bonus awards based on the Compensation Committee's assessment of Company performance within a framework of financial and operational objectives that are set by the Compensation Committee at the beginning of each fiscal year. The Compensation Committee sets these objectives as reference points to monitor and evaluate our NEOs' progress toward, and alignment with, the Company's short- and long-term priorities. Each NEO's 2024 bonus

2025 Proxy Statement	41	NMI Holdings, Inc. (NMIH)

opportunity was solely based on corporate performance. The 2024 target bonus opportunity for our CEO was set at 175% of his base salary, and for the other NEOs was set at 100% of their respective base salaries. Generally, the Compensation Committee aims to design and implement our annual incentive plan to reward outstanding performance against our corporate objectives significantly above the targeted benchmark. Conversely, the Compensation Committee retains discretion and flexibility, as it determines appropriate, to make its final bonus payment decisions for our NEOs' awards, including to reduce any such amount to zero when individual or corporate performance is below expectations. To be eligible to receive any bonus, each executive generally must be employed with the Company at the time we pay such bonus.
The following table sets forth the target awards established by the Compensation Committee for our NEOs for fiscal year 2024.

NEO	TARGET AWARD (AS PERCENTAGE OF SALARY)	2024 TARGET AWARD ($)

Adam S. Pollitzer	175%	1,706,250
Bradley M. Shuster	100%	650,000
Aurora Swithenbank	100%	505,000
William J. Leatherberry	100%	585,000
Robert Smith	100%	485,000
Ravi Mallela	100%	505,000
In early 2024, the Compensation Committee approved corporate performance objectives for fiscal year 2024, with threshold, target and maximum achievement levels, which were developed by the executive management team consistent with the Company's 2024 operational plan and budget approved by the Board. With respect to our corporate performance objectives, the 2024 bonus plan included three achievement benchmarks: (i) a 75% payout for threshold achievement, (ii) 100% payout for target achievement, and (iii) 180% payout for maximum achievement. Bonus awards are interpolated linearly if actual results fall between the threshold and target measurement points, or between the target and maximum measurement points.
The following table sets forth the corporate performance objectives established by the Compensation Committee for our fiscal year 2024 bonus plan, along with the relative weightings, the achievement benchmarks, and the Company's actual performance with respect to each objective. In establishing the Company's performance goals, the Compensation Committee reviewed the projected Company budget, evaluated the prior year's results, and considered the impact of macroeconomic factors like elevated interest rates, normalizing default rates and an evolving policy environment.

2024 PERFORMANCE OBJECTIVES(1)	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE	INTERPOLATED ACHIEVEMENT
Adjusted Return on Equity	30%	8.0%	12.0%	16.0%	18.4%	180.0%
Adjusted Net Operating Income (In Millions)	30%	$205.5	$308.9	$416.8	$478.1	180.0%
New Insurance Written (In Billions)	25%	$35.0	$40.5	$45.0	$46.0	180.0%
Adjusted Expense Ratio	15%	24.50%	22.50%	20.50%	20.22%	180.0%
1.Adjusted Return on Equity (AROE), Adjusted Net Operating Income, and Adjusted Expense Ratio are non-GAAP measures. For a description of how we define these measures under the 2024 bonus plan, see Appendix A.
When setting the 2024 corporate performance objectives, the Compensation Committee used a rigorous process to set challenging, yet attainable objectives intended to support and align with the Company's operating plan and strategic goals and to ensure an appropriate level of competitiveness within the marketplace, without encouraging unnecessary or excessive risk-taking. In setting the 2024 objectives, the Compensation Committee considered (i) the Company's 2024 operational plan and budget that included then-current economic conditions and expectations, (ii) the competitive landscape in the mortgage insurance (MI) industry, and (iii) prior years' results.
When determining the final awards for our NEOs under the 2024 bonus plan, the Compensation Committee considered the Company's achievement against the 2024 corporate performance objectives. In 2024, the Company achieved an 18.4% AROE, $478.1 million Adjusted Net Operating Income, $46.0 billion NIW and a 20.22% Adjusted Expense Ratio. Accordingly, the Company exceeded the maximum performance level for four out of the four performance objectives.

NMI Holdings, Inc. (NMIH)	42	2025 Proxy Statement

After evaluating the Company's financial performance in 2024, achievement levels with respect to the 2024 performance objectives and the significant accomplishments of our executive team during 2024, the Compensation Committee approved payment of bonuses to our NEOs employed at the time of payment of 180.0% of total targeted bonus opportunity.
Long-Term Incentive Program & BVPS Growth Targets
Our NEOs may be awarded equity at the discretion of the Compensation Committee under the Company's equity plans. Equity awards are intended to:
i.further align the interests of our NEOs with the interests of our stockholders;
ii.emphasize long-term financial performance;
iii.reward sustained share price appreciation; and
iv.support the retention of our management team.

In 2024, the Compensation Committee approved equity awards for each NEO (other than Mr. Shuster who was granted RSUs only) consisting of a 50:50 mix of RSUs and PRSUs. Our 2024 PRSUs directly link a significant component of our executive's realized compensation value to the Company's achievement of book value per share growth, incentivize the achievement of sustainable long-term returns and further align our long-term equity incentive with that of our peers' and the trends observed in the marketplace. See "Elements of Executive Compensation Program — Overview of Compensation Elements."
The Compensation Committee granted our CEO and other NEOs the following 2024 equity awards as part of their target compensation package.

NEO	FAIR VALUE OF RSUs ($)	FAIR VALUE OF PRSUs ($)	TOTAL GRANT DATE FAIR VALUE OF 2024 RSU AND PRSU AWARDS ($)
Adam S. Pollitzer	2,437,497	2,437,497	4,874,994
Bradley M. Shuster	1,199,990	0	1,199,990
Aurora Swithenbank	1,979,734	479,744	2,459,478
William J. Leatherberry	658,490	658,490	1,316,981
Rob Smith	472,852	472,852	945,705
Ravi Mallela	479,990	479,990	959,980
2024 RSUs Granted:
The 2024 RSU awards for each of our NEOs (other than Mr. Shuster) are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2024 RSU award is eligible to vest in thirds over a three-year period from the grant date.
2024 PRSUs Granted:
The PRSUs granted to our NEOs in 2024 are earned based on achievement of cumulative BVPS growth targets (as described below) over a three-year performance period commencing on January 1, 2024 and ending on December 31, 2026 (Performance Period). With respect to the BVPS goals, the awards have a 50% payout for threshold achievement, 100% payout for target achievement, 150% for above-target achievement, and 200% payout for maximum achievement, with linear interpolation between performance levels.

2025 Proxy Statement	43	NMI Holdings, Inc. (NMIH)

The chart below illustrates the percentage of PRSUs eligible to vest (BVPS Vesting Percentage) if the Company achieves the corresponding BVPS growth target (BVPS Growth Percentage), rounded to the nearest tenth of a percent (0.1%), as determined by the Compensation Committee at the end of the Performance Period:

2024 PRSUs GRANTED
2024 CUMULATIVE BVPS GROWTH TARGETS	THRESHOLD	TARGET	MAXIMUM
BVPS[1] Growth Percentage[2]	7.5%	10.0%	17.5%
BVPS Vesting Percentage	50%	100%	200%
1.As defined for purposes of the 2024 PRSUs, BVPS, for any year during the Performance Period, is equal to the "Adjusted Book Value" for such year divided by the number of "Common Shares Outstanding." "Adjusted Book Value" is a non-GAAP measure, and means, for any year, the consolidated stockholder's equity of the Company computed in accordance with GAAP, as reflected in the Company's financial statements, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss); (ii) the cumulative effect of cash dividends paid on the Company's common stock during the Performance Period, (iii) the cumulative effect of the repurchase of the Company's common stock during the Performance Period, (iv) the cumulative effect of changes in accounting principles under GAAP, and (v) the cumulative effect of changes in tax law.
2.BVPS Growth Percentage means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31, 2023.
No later than 60 days following the completion of the Performance Period, the Compensation Committee will determine the Company's BVPS Growth Percentage, certify the level of achievement with respect to the BVPS Vesting Percentage, if any, and determine the portion of shares that have been earned in accordance with the terms of the applicable plan and/or award agreement, with any unearned PRSUs to be forfeited at that time.
2024 Payouts Under Our 2022 PRSU Awards
In 2022, the Company granted PRSUs to our NEOs that are earned based on the achievement of cumulative BVPS growth targets over a three-year performance period commencing on January 1, 2022 and ending on December 31, 2024. In February 2025, the Compensation Committee determined the extent to which the fiscal year 2022 PRSUs had been earned: a 200% payout based on BVPS Growth Percentage of 21.9% over the three-year performance period. The terms of the fiscal year 2022 PRSUs, including the target performance and payout level, actual results and vesting schedule, are summarized in the following table:

2024 PAYOUT UNDER OUR 2022 PRSU AWARDS
2022 CUMULATIVE BVPS GROWTH TARGETS	THRESHOLD	TARGET	ABOVE	MAXIMUM
BVPS[1] Growth Percentage[2]	10.0%	14.5%	16.75%	19.0%
BVPS Vesting Percentage	50%	100%	150%	200%
1.As defined for purposes of the 2022 PRSUs, BVPS, for any year during the Performance Period, is equal to the "Adjusted Book Value" for such year divided by the number of "Common Shares Outstanding." "Adjusted Book Value" is a non-GAAP measure, and means, for any year, the consolidated stockholder's equity of the Company computed in accordance with GAAP, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss), (ii) the cumulative effect of cash dividends paid on the Company's common stock during the Performance Period, (iii) the cumulative effect of the repurchase of the Company's common stock during the Performance Period, (iv) the cumulative effect of changes in the fair value of the Company's warrant liability to the extent such warrants are not exercised, (v) the cumulative effect of changes in accounting principles under GAAP, and (vi) the cumulative effect of changes in tax law.
2.BVPS Growth Percentage means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31, 2021.
Retirement Savings Plan
Since 2014, the Company has offered a tax-qualified defined contribution retirement savings plan (the 401(k) Plan), pursuant to which our employees, including our NEOs, are able to contribute a percentage of their annual compensation on a pre- and post-tax basis, up to the limits prescribed by the Internal Revenue Service. In 2024, we offered a 401(k) Company matching contribution for eligible employees who participated in the 401(k) Plan, including our NEOs, of up to 5% of an employee's eligible compensation. Generally, "eligible compensation" used for purposes of calculating contributions under the 401(k) Plan is the amount paid to the NEO as base salary, cash allowance and bonuses. Each of our NEOs was eligible to participate in the 401(k) Plan in 2024. The Company does not sponsor any nonqualified deferred compensation plans or pension plans.
Executive Cash Allowance Program
The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2024, the additional compensation under this program was approximately $38,400 for Mr. Pollitzer and Mr. Shuster and approximately $30,000 for our other NEOs.

NMI Holdings, Inc. (NMIH)	44	2025 Proxy Statement

OTHER IMPORTANT GOVERNANCE AND EXECUTIVE COMPENSATION POLICIES
Minimum Stock Ownership and Holding Period (Executive Officers)
Our Stock Ownership Policy, which is administered by the Compensation Committee, is applicable to the Company's executive officers, including our Executive Chairman and other NEOs, and non-employee directors. These guidelines were adopted to further underscore that management's interests should be aligned with those of our stockholders. Stock considered owned under the policy includes (i) common shares owned outright by the executive or director; (ii) shares underlying unvested RSUs (excluding all PRSUs); and (iii) "in-the-money" vested options. Under the policy, the total value of all shares of the Company's common stock held by each executive officer must equal or exceed the following multiples of their respective base salaries:

POSITION	BASE SALARY MULTIPLE
Executive Chairman	10.0x
Chief Executive Officer	5.0x
Executive Vice Presidents, including Chief Financial Officer, Chief Administrative Officer and Chief Risk Officer	3.0x
Each executive officer is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. Under the policy, each executive officer is expected to meet the guideline within five years of becoming a participant under the policy. As of December 31, 2024, each of our NEOs met the stock ownership requirement.
Absolute Hedging and Pledging Prohibitions
Our executive officers (including all of our NEOs) and directors are subject to the Company's Insider Trading and Information Policy, which includes a complete prohibition on engaging in any form of speculative hedging transaction involving the Company's equity securities. In addition, our executive officers and directors may not hold Company securities in a margin account or pledge such securities as collateral for a loan.
Clawback Policy
The Compensation Committee adopted a new Clawback Policy, effective September 13, 2023, to comply with the SEC’s recently issued regulations on the recovery of erroneously awarded compensation and NASDAQ Rule 5608. The Clawback Policy provides for the recovery of excess incentive-based compensation paid to any executive officer that is based upon the achievement of financial results for which the Company is required to prepare an accounting restatement. A copy of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Tax Considerations and Deductibility of Compensation
In connection with fiscal year 2024 compensation decisions, while the Compensation Committee considered the potential tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee also considered delivering competitive levels and forms of compensation. The Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws.
Severance Plan
The Company's Severance Plan provides for payment of cash severance and continuation of healthcare coverage upon certain involuntary terminations of employment by the Company, as specified in the Severance Plan, including a workforce reduction, elimination of an eligible employee's position, lack of work or any other reason approved in the sole discretion of the Company (each, a Severance Termination). The Severance Plan applies to all of the Company's regular full- or part-time employees, including our NEOs.
Upon a Severance Termination, subject to certain conditions, including the applicable executive's execution and non-revocation of a separation agreement and release of claims, the Severance Plan provides that an eligible NEO would receive three months' base salary and three months' of health coverage contributions (paid at the active employee rate) for each full year of service, with a maximum benefit of 12 months' base salary and 12 months' of health coverage contributions. Based on their years of service as of December 31, 2024, each of Messrs. Pollitzer, Shuster, Leatherberry and Smith were eligible for 12 months of benefits, and Ms. Swithenbank was eligible for three months of benefits. Mr. Mallela departed the Company prior to December 31, 2024. See "Compensation of Named Executive Officers — Compensation Discussion and Analysis — Compensation and Related Tables— Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2024 - Severance Termination."

2025 Proxy Statement	45	NMI Holdings, Inc. (NMIH)

Change in Control Severance Plan (CIC Severance Plan)
The Company's CIC Severance Plan contemplates that the Compensation Committee will designate from time-to-time, in its sole discretion, the executive officers who are eligible to receive benefits under the CIC Severance Plan. The Compensation Committee has designated each of the Company's NEOs as participants in the CIC Severance Plan. Each executive designated by the Compensation Committee to receive benefits under the CIC Severance Plan has received a "participation notice," confirming the terms of the executive's participation, including (i) a severance multiple for purposes of determining the participant's cash severance amount (the Severance Multiple) and (ii) the period of time during which the participant is eligible for medical insurance premium reimbursements (the COBRA Period). Participants in the CIC Severance Plan are also participants in the Severance Plan, but participants are not entitled to benefits under both plans, to avoid duplication of payments.
The Compensation Committee has named each of the Company's NEOs as participants in the CIC Severance Plan at the following Severance Multiples and COBRA Periods:

NEO	SEVERANCE MULTIPLE	COBRA PERIOD
Adam S. Pollitzer	2.0x	24 months
Bradley M. Shuster	2.0x	24 months
Aurora Swithenbank	1.5x	18 months
William J. Leatherberry	1.5x	18 months
Robert Smith	1.5x	18 months
Ravi Mallela	1.5x	18 months
The CIC Severance Plan requires a "double-trigger" to be eligible for benefits, meaning that upon a participant's termination of employment without "Cause" or for "Good Reason" (in each case as defined in the CIC Severance Plan) within 24 months after a "Change in Control" (as defined in the CIC Severance Plan), or six months before a Change in Control (if the termination within that six month period occurs after a definitive agreement that contemplates such Change in Control is executed and the Change in Control actually occurs), such participant shall be entitled to the following payments, subject to the participant's execution and non-revocation of a release of claims:
•a lump sum cash payment equal to (A) the sum of the participant's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;
•a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA Period;
•a lump sum cash payment equal to the participant's target annual incentive bonus for the fiscal year in which the participant is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and
•any other earned and vested amounts or benefits that the Company is required to pay or provide or which the participant is eligible to receive from the Company through the date of the termination, to the extent not yet paid or provided.
COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on such review and discussion, we recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Steven L. Scheid (Chair)
Michael Embler
Priya Huskins

NMI Holdings, Inc. (NMIH)	46	2025 Proxy Statement

COMPENSATION AND RELATED TABLES
2024 SUMMARY COMPENSATION TABLE
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our NEOs who were serving as executive officers on December 31, 2024, for services rendered in all capacities during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Adam S. Pollitzer, President and Chief Executive Officer	2024	975,000		4,874,994	3,071,250	57,690	8,978,934
	2023	900,000		4,274,972	2,699,550	56,965	7,931,487
	2022	800,000		3,000,000	1,620,000	54,844	5,474,844
Bradley M. Shuster, Executive Chairman	2024	650,000		1,199,990	1,170,000	65,514	3,085,504
	2023	650,000		949,983	1,114,100	62,222	2,776,305
	2022	650,000		949,976	877,500	59,986	2,537,462
Aurora Swithenbank, Chief Financial Officer(4)	2024	336,667		2,459,478	909,000	94,138	3,799,283

William J. Leatherberry, Chief Administrative Officer, General Counsel	2024	585,000		1,316,981	1,053,000	49,315	3,004,296
	2023	570,000		1,168,982	976,980	48,565	2,764,527
	2022	545,000		1,267,194	735,750	45,581	2,593,525
Robert Smith, Chief Risk Officer	2024	485,000		945,705	873,000	49,315	2,353,020
	2023	470,000		892,988	805,580	48,565	2,217,133
	2022	450,000		854,973	607,500	45,581	1,958,054
Ravi Mallela, Former Chief Financial Officer(5)	2024	170,246		959,980	—	346,402	1,476,628
	2023	500,000		899,980	857,000	48,565	2,305,545
	2022	470,000		3,089,991	632,022	44,908	4,236,921
1.Represents the grant date fair value of the RSUs and PRSUs, as applicable, granted to our NEOs in the respective fiscal year, calculated in accordance with ASC Topic 718. The amount in this column includes the grant date fair value of 2024 PRSU awards assuming achievement at the target level of performance of $2,437,497, $658,490, $472,852, $479,990 and $479,744 for each of Messrs. Pollitzer, Leatherberry, Smith and Mallela and Ms. Swithenbank, respectively. Assuming achievement at the maximum level of performance, the value of each NEO's 2024 PRSU award on the grant date would have been $4,874,994 $1,316,981, $945,705, $959,980 and $959,488 for each of Messrs. Pollitzer, Leatherberry, Smith and Mallela and Ms. Swithenbank, respectively. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2024 for an explanation of the assumptions made in valuing these awards.
2.The amounts reported in this column for each fiscal year represent each NEO's annual incentive bonus that was earned in such year, awarded by the Compensation Committee, and paid in the subsequent fiscal year. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Short-Term Incentive Program & Corporate Performance Objectives," above for additional information regarding our NEOs' 2024 bonus awards.
3.The amounts reported in this column for 2024 include: (a) executive cash allowances of approximately $38,400 for each of Messrs. Pollitzer and Shuster, approximately $30,000 for each of Messrs. Leatherberry and Smith, and approximately $20,000 and $10,115 for Ms. Swithenbank and Mr. Mallela, respectively; (b) matching 401(k) Plan contributions of $17,250 on behalf of each of Messrs. Pollitzer, Shuster, Mallela, Leatherberry and Smith, and $16,833 on behalf of Ms. Swithenbank; (c) reserved parking fees for each NEO; and (d) reimbursement for the travel costs of Mr. Shuster's spouse to accompany him on certain business-related travel itineraries.
4.In connection with Ms. Swithenbank's appointment as our CFO, effective May 1, 2024, and as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 4, 2024, during fiscal year 2024, Ms. Swithenbank received an inducement RSU award with a grant date fair value of $1,500,000, relocation benefits of $25,000 and a housing allowance of $30,000.
5.In connection with Mr. Mallela's appointment as our CFO effective January 10, 2022, and as previously disclosed in our Current Report on Form 8-K filed with the SEC on December 21, 2021, during fiscal year 2022, in addition to his regular equity award, Mr. Mallela also received a one-time make-whole RSU award with a grant date fair value of $1,870,000 in consideration for equity awards Mr. Mallela forfeited from his previous employer and an inducement RSU award with a grant date fair value of $380,000. In connection with Mr. Mallela's departure as our CFO, effective May 1, 2024, and as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 4, 2024, during fiscal year 2024, Mr. Mallela received a severance payment of $252,500 and a payout of approximately $66,000 for accrued paid time off.

2025 Proxy Statement	47	NMI Holdings, Inc. (NMIH)

EMPLOYMENT ARRANGEMENTS WITH OUR NEOs
Our NEOs are employed by the Company on an "at-will" basis and are party to certain offer, employment and/or promotion letters with the Company (collectively, the Offer Letters). Among other things, each of the Offer Letters provides that the relevant executive shall (i) receive an annual base salary; (ii) participate in the Company's benefit plans; (iii) be eligible for a discretionary annual cash bonus under the Company's annual bonus plan; and (iv) be eligible for equity grants under the Company's equity plans. The material components of our NEOs' 2024 employment arrangements are summarized below.
Salary. Each NEO is entitled to an annual base salary as determined annually by the Compensation Committee. Each NEO's 2024 base salary is quantified above, in "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Base Salary."
Annual Bonus. Each NEO is eligible for a discretionary annual cash bonus, with a target annual bonus opportunity in 2024 of 100% (175% in the case of our CEO) of the executive's annual base salary. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Short-Term Incentive Program & Corporate Performance Objectives," above for a discussion of payment of bonuses to our NEOs under the 2024 Bonus Plan.
Equity Awards. Each NEO received equity awards in 2024 under our 2014 Plan. Our NEOs' 2024 equity award grants and outstanding equity awards as of December 31, 2024 are described and quantified below under "— Grants of Plan-Based Awards for 2024" and "— Outstanding Equity Awards at 2024 Fiscal Year-End," respectively.
Benefit Plans. Each NEO is eligible to participate in the Company's benefit plans, including the Company's 401(k) retirement plan and the executive cash allowance program, as discussed above in "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details."
Severance Benefits. In 2024, each NEO was eligible to participate in the Company's Severance Plan. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies — Severance Plan."
CIC Severance Plan Benefits. Each of our NEOs was a participant in the Company's CIC Severance Plan in 2024. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies — Change In Control Severance Plan (CIC Severance Plan)" above. See below under "— Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2024" for a description of the change-in-control severance benefits that our NEOs would have been eligible to receive as of December 31, 2024.

NMI Holdings, Inc. (NMIH)	48	2025 Proxy Statement

GRANTS OF PLAN-BASED AWARDS FOR 2024

	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
NAME		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Adam S. Pollitzer		1,279,688	1,706,250	3,071,250
	2/7/2024							81,277	2,437,497
	2/7/2024				40,639	81,277	162,544		2,437,497
Bradley M. Shuster		487,500	650,000	1,170,000
	2/7/2024							40,013	1,199,990
Aurora Swithenbank		378,750	505,000	909,000
	5/8/2024							59,238	1,979,734
	5/8/2024				7,178	14,355	28,710		479,744
William J. Leatherberry		438,750	585,000	1,053,000
	2/7/2024							21,957	658,490
	2/7/2024				10,979	21,957	43,914		658,490
Robert Smith		363,750	485,000	873,000
	2/7/2024							15,767	472,852
	2/7/2024				7,884	15,767	31,534		472,852
Ravi Mallela(5)		378,750	505,000	909,000
	2/7/2024							16,005	479,990
	2/7/2004				8,003	16,005	32,010		479,990
1.In 2024, the Compensation Committee established corporate performance objectives under the 2024 bonus plan to provide for compensation that was intended to serve as an incentive for performance in 2024, based on established performance measures, notwithstanding that the Compensation Committee retained discretion to award payouts of any amount irrespective of the Company's actual performance against such objectives. The amounts earned by our NEOs in 2024 based on actual achievement of the 2024 performance objectives, but awarded and paid in 2025, are shown in the "Non-Equity Incentive Plan Compensation" column of the 2024 Summary Compensation Table above. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Short-Term Incentive Program & Corporate Performance Objectives," above for additional information regarding our NEOs' 2024 bonus awards.
2.Represents February 7, 2024 PRSU awards, which are eligible to vest after the Performance Period ends on December 31, 2026, generally subject to such NEOs' continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting cumulative BVPS growth targets set forth in the awards. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long-Term Incentive Program & BVPS Growth Targets," above for a description of the 2024 PRSU awards.
3.Our NEOs' (other than Mr. Shuster) 2024 RSU grants are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2024 RSU grant is eligible to vest in thirds on the first, second, and third anniversaries of the grant date.
4.The amounts included in this column reflect the grant date fair value of our NEOs' 2024 RSU and PRSU awards at target level of performance. Actual amounts to be paid to our NEOs will depend on our performance against the applicable performance conditions and at maximum performance, would result in an additional $2,437,497, $658,490, $472,852, $479,990 and $479,744 for each of Messrs. Pollitzer, Leatherberry, Smith and Mallela and Ms. Swithenbank.
5.In connection with his departure from the Company on May 1, 2024, Mr. Mallela forfeited all incentive plan award granted in 2024.

2025 Proxy Statement	49	NMI Holdings, Inc. (NMIH)

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
The following table provides our NEOs' outstanding equity awards as of December 31, 2024:

		OPTION AWARDS					STOCK AWARDS
NAME	GRANT YEAR	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

Adam S. Pollitzer	2018	16,264			18.70	2/7/2028
	2018	19,435			16.00	3/15/2028
	2019	25,426			22.19	2/13/2029
	2022						11,616 (2)	427,004
	2023						55,400 (3)	2,036,504	184,664 (4)	6,788,249
	2024						81,277 (5)	2,987,743	81,277 (6)	2,987,743
Bradley M. Shuster	2017	330,788			11.10	2/9/2027
	2018	195,252			18.70	2/7/2028
	2019	40,950			22.19	2/13/2029
	2022						12,260 (2)	450,678
	2023						27,358 (7)	1,005,680
	2024						40,013 (8)	1,470,878
Aurora Swithenbank	2024						59,238 (9)	2,177,589	14,355 (6)	527,690
William J. Leatherberry	2018	22,482			18.70	2/7/2028
	2018	9,718			16.00	3/15/2028
	2019	23,392			22.19	2/13/2029
	2022						5,489 (2)	201,776
	2023						15,149 (3)	556,877	50,496 (4)	1,856,233
	2024						21,957 (5)	807,139	21,957 (6)	807,139
Robert Smith	2018	26,287			16.25	5/10/2028
	2019	14,111			22.19	2/13/2029
	2022						3,310 (2)	121,676
	2023						11,573 (3)	425,423	38,574 (4)	1,417,980
	2024						15,767 (5)	579,595	15,767 (6)	579,595
Ravi Mallela	2023								17,290 (4)	635,580

1.The value is based on the $36.76 Closing Price of our common stock on NASDAQ on 12/31/2024 multiplied by the number of unvested RSUs or PRSUs, as applicable, as of 12/31/2024.
2.These RSUs vested on 2/9/2025.
3.Two-third of these RSUs vested on 2/8/2025, with the remaining third eligible to vest on 2/8/2026.
4.Represents February 8, 2023 PRSU award, which is eligible to vest after the Performance Period ends on December 31, 2025, subject to continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long-Term Incentive Program & BVPS Growth Targets," above for a description of such NEOs' 2023 PRSU awards.
5. 40% of these RSUs vested on 2/7/2025, with another 40% eligible to vest on 2/7/2026 and the remaining 20% eligible to vest on 2/7/2027.
6.Represents February 7, 2024 PRSU award (or the May 8, 2024 PRSU award for Ms. Swithenbank), which is eligible to vest after the Performance Period ends on December 31, 2026, subject to continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes maximum performance. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Compensation Program Details — Long-Term Incentive Program & BVPS Growth Targets," above for a description of such NEOs' 2024 PRSU awards.
7.One-half of these RSUs vested on 2/8/2025, with the remaining eligible to vest on 2/8/2026.
8.One-third of these RSUs vested on 2/7/2025, with the second third eligible to vest on 2/7/2026 and the remaining third eligible to vest on 2/7/2027.
9. 40% of these RSUs will vest on 5/1/2025, with another 40% eligible to vest on 5/1/2026 and the remaining 20% eligible to vest on 5/1/2027.

NMI Holdings, Inc. (NMIH)	50	2025 Proxy Statement

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2024

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (2)	VALUE REALIZED ON VESTING ($) (3)
Adam S. Pollitzer	—	—	181,187	6,037,669
Bradley M. Shuster	—	—	39,705	1,195,138
Aurora Swithenbank	—	—	—	—
William J. Leatherberry	—	—	68,528	2,281,197
Robert Smith	—	—	50,986	1,701,769
Ravi Mallela	—	—	94,345	3,001,093
1.The value realized on the exercise of option awards is calculated by determining the difference between the market value of the underlying Company common stock on the exercise date and the exercise price of the option awards. Reflects the gross amount realized without netting the value of shares surrendered to cover the exercise price and to satisfy tax withholding obligations.
2.These shares include shares vested under (i) RSU awards granted to each of Messrs. Pollitzer, Shuster, Leatherberry and Smith in fiscal years 2021, 2022, and 2023, and to Mr. Mallela in 2022 and 2023 (who joined the Company in 2022); and (ii) PRSU awards granted to each of Messrs. Pollitzer, Leatherberry, Smith and Mallela in 2022 (2022 PRSUs) for which the three-year performance period ended at December 31, 2024 and for which the Compensation Committee certified on February 12, 2025 that certain performance criteria were met, resulting in the vesting and issuance of 2022 PRSUs at a net settlement price equal to the closing stock price on February 12, 2025 to each of Messrs. Pollitzer, Leatherberry, Smith and Mallela. Mr. Shuster does not receive PRSUs.
3.The value realized on the vesting of stock awards is calculated by multiplying the number of shares of Company common stock vested by the market value of the common stock on the vesting date. Reflects the gross amount realized without netting the value of shares surrendered to satisfy tax withholding obligations.
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL AS OF DECEMBER 31, 2024
The following summarizes the compensation and benefits payable to each of our NEOs if an NEO's employment is terminated under various circumstances, in each case assuming a termination date as of December 31, 2024. In addition to the amounts described below, the NEOs would be entitled to earned but unpaid base salary and earned and awarded but unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred which would have been paid in accordance with the applicable deferral arrangement) (collectively, the Accrued Compensation) and any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our applicable plans, programs, policies or practices (collectively, the Accrued Benefits).
TERMINATION OF EMPLOYMENT WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON
NEOs' Unvested RSU and PRSU Awards
All of our NEOs' outstanding, unvested RSU and PRSU grants have been made under the 2014 Plan. Each NEO's 2022, 2023 and 2024 RSU award agreement provides for pro-rata vesting if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date.
Each of our NEOs (other than Mr. Shuster) received PRSU awards. Each NEO's PRSU award agreement provides for vesting under the following terms, if such an NEO is terminated by us without cause during the term of the agreement:
(i) If such a termination occurs on or following the completion of the Performance Period, the then outstanding PRSUs shall vest, with the number of earned shares determined by the Compensation Committee in accordance with the standard vesting terms that apply following completion of the Performance Period. See "Compensation Discussion and Analysis — Compensation Program Details — Long Term Incentive Program & BVPS Growth Targets" above; or
(ii) If such a termination occurs prior to the expiration of the Performance Period, (A) the PRSUs shall remain outstanding through the last day of the Performance Period, without regard to the termination, (B) the number of PRSUs that become earned shares, if any, shall be determined based on the Compensation Committee's computation and certification of the BVPS Vesting Percentage as if no termination of employment had occurred, and (C) the number of earned shares that become vested shall be determined by multiplying (x) the number of earned shares by (y) a fraction, the numerator of which is the number of days which elapsed from the commencement of the Performance Period through the date of the termination of employment and the denominator of which is 1,095 (or 1,096 in the event of any leap year in the Performance Period (e.g., in 2024)), and any then unvested PRSUs and shares which are earned but do not vest in accordance with such formula as of such date shall immediately be forfeited for no consideration, and the NEO's rights in any such unvested PRSUs or unvested earned shares shall immediately lapse and expire.

2025 Proxy Statement	51	NMI Holdings, Inc. (NMIH)

SEVERANCE PLAN TERMINATION
In 2024, each NEO was eligible to participate in the Severance Plan. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies - Severance Plan," above. Upon a Severance Termination as of December 31, 2024, subject to the NEO's execution of a separation agreement and release and based on their years of service, each of Messrs. Pollitzer, Shuster, Leatherberry, and Smith would have received 12 months' base salary and 12 months of healthcare insurance premium contributions, and Ms. Swithenbank would have received 3 months' base salary and 3 months of healthcare insurance premium contributions. Mr. Mallela departed the Company prior to December 31, 2024. Insurance premium contributions are paid at the active employee rate. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Other Important Governance and Executive Compensation Policies - Severance Plan."
TERMINATION OF EMPLOYMENT FOR CAUSE OR VOLUNTARY RESIGNATION
For each of our NEOs, all unvested equity awards will be forfeited following the Company's termination of the executive's employment for "cause" (as defined in the applicable equity plan). If any NEO is terminated for cause or voluntarily resigns, such NEO would not be entitled to payment of any severance benefit, but would be paid Accrued Compensation and Accrued Benefits, if any.
TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY
Upon a termination of employment due to death or disability, our NEOs are entitled to payment of Accrued Compensation and Accrued Benefits. Each NEO equity award (other than the PRSU awards) provides for pro-rata vesting if an NEO's employment is terminated due to death or disability. Any such vested options would become and remain exercisable until the first anniversary of the related termination of employment. Each of the 2022, 2023 and 2024 PRSU awards provide that if an NEO's employment is terminated due to death or disability, any unvested PRSUs would fully vest and be deemed to be earned based on the target level of performance.
CHANGE IN CONTROL
The Company's CIC Severance Plan provides for "double-trigger" severance benefits for our NEOs following a change in control. See "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Other Important Governance and Executive Compensation Policies — Change in Control Severance Plan (CIC Severance Plan)," above. Under the CIC Severance Plan, if an NEO's employment is terminated without cause or for good reason, within 24 months after a change in control, or six months before a change in control (if the termination within that six month period occurs after a definitive agreement that contemplates such change in control is executed and the change in control occurs), such participant shall be entitled to the following lump sum cash payments, subject to the NEO's execution and non-revocation of a separation agreement and release of claims in favor of the Company:
i.a lump sum cash payment equal to (A) the sum of the NEO's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;
ii.a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the NEO's COBRA Period;
iii.a lump sum cash payment equal to the NEO's target annual incentive bonus for the fiscal year in which the NEO is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and
iv.any Accrued Compensation and Accrued Benefits.
In addition, pursuant to the terms of the applicable award agreements, upon a "change in control" (as defined in the applicable equity plan), all outstanding stock options and RSUs granted to our NEOs will immediately vest and options would become exercisable. If an NEO's employment is terminated for any reason (other than for "cause" as defined in the applicable equity plan) during the two years following a change in control, all vested stock options shall remain outstanding and exercisable until the earlier of the tenth anniversary of the date of grant or the fifth anniversary of the employment termination.
Under our NEOs' 2024 PRSU award agreements, if a change in control occurs:
i.on or following the completion of the Performance Period, then (A) the Compensation Committee would determine the number of earned shares which is equal to the level of achievement that would result by determining the Company's BVPS Vesting Percentage through the completion of the Performance Period, and (B) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited, or
ii.prior to the expiration of the Performance Period, then (A) the last day of the calendar quarter prior to the date of the change in control shall be deemed to be the last day of the Performance Period, (B) the Compensation Committee would determine that the number of earned shares is equal to the greater of (x) the level of achievement that would result by determining the BVPS Vesting Percentage through such date and (y) the total number of shares at target achievement, and (C) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited.

NMI Holdings, Inc. (NMIH)	52	2025 Proxy Statement

NEO TERMINATION PAYMENTS
The following table reflects the estimated payments to our NEOs (other than Mr. Mallela) that would have been made upon certain hypothetical terminations of employment or a change in control, with such payments based on the assumption that such an event occurred on December 31, 2024. Mr. Mallela departed the Company on May 1, 2024 and the below table reflects the actual severance termination payments made to Mr. Mallela.
The closing price of our common stock on December 31, 2024 on NASDAQ was $36.76 per share (the Closing Price).

2025 Proxy Statement	53	NMI Holdings, Inc. (NMIH)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

NAME	SCENARIO	CASH SEVERANCE ($)	RESTRICTED STOCK UNIT VESTING ($)	BENEFITS ($)	TOTAL ($)
Adam S. Pollitzer	Voluntary Resignation
	Termination without Cause		7,127,911 (1)		7,127,911
	Severance Termination	975,000 (2)	7,127,911 (1)	45,188 (2)	8,148,099
	Involuntary Termination for Cause
	Death or Disability		9,053,400 (3)		9,053,400
	Termination Following Change in Control	7,159,126 (4)	11,833,118 (5)		18,992,244
	No Termination Following Change in Control		11,833,118 (5)		11,833,118
Bradley M. Shuster	Voluntary Resignation
	Termination without Cause or for Good Reason		852,942 (1)		852,942
	Severance Termination	650,000 (2)	852,942 (1)	31,404 (2)	1,534,346
	Involuntary Termination for Cause
	Death or Disability		1,293,511 (3)		1,293,511
	Termination Following Change in Control	3,312,809 (4)	2,927,236 (5)		6,240,045
	No Termination Following Change in Control		2,927,236 (5)		2,927,236
Aurora Swithenbank	Voluntary Resignation
	Termination without Cause		176,374 (1)		176,374
	Severance Termination	126,250 (2)	176,374 (1)	3,755 (2)	306,379
	Involuntary Termination for Cause
	Death or Disability		1,310,420 (3)		1,310,420
	Termination Following Change in Control	2,042,529 (6)	2,705,279 (5)		4,747,808
	No Termination Following Change in Control		2,705,279 (5)		2,705,279
William J. Leatherberry	Voluntary Resignation
	Termination without Cause		2,021,690 (1)		2,021,690
	Severance Termination	585,000 (2)	2,021,690 (1)	28,693 (2)	2,635,383
	Involuntary Termination for Cause
	Death or Disability		2,538,057 (3)		2,538,057
	Termination Following Change in Control	2,383,040 (6)	3,301,048 (5)		5,684,088
	No Termination Following Change in Control		3,301,048 (5)		3,301,048
Robert Smith	Voluntary Resignation
	Termination without Cause		1,503,006 (1)		1,503,006
	Severance Termination	485,000 (2)	1,503,006 (1)	28,561 (2)	2,016,567
	Involuntary Termination for Cause
	Death or Disability		1,859,541 (3)		1,859,541
	Termination Following Change in Control	1,982,843 (6)	2,415,279 (5)		4,398,122
	No Termination Following Change in Control		2,415,279 (5)		2,415,279
Ravi Mallela (7)	Voluntary Resignation
	Termination without Cause
	Severance Termination	252,000	1,054,752	45,188 (2)	1,352,440
	Involuntary Termination for Cause
	Death or Disability
	Termination Following Change in Control
	No Termination Following Change in Control

NMI Holdings, Inc. (NMIH)	54	2025 Proxy Statement

1.At December 31, 2024, each of Messrs. Pollitzer, Shuster, Leatherberry and Smith's 2022 and 2023 RSU grants provided for pro-rata vesting for a termination by us without cause, including a Severance Termination under the Severance Plan. Ms. Swithenbank received RSU grants in 2024 after joining the Company in 2024. No value is included in this table for pro-rata vesting under our NEOs' 2024 RSU grants, because pro-rata vesting of our RSU grants would only have been triggered on or after the first anniversary of the grant date. Each of Messrs. Pollitzer, Leatherberry and Smith received PRSU awards in 2023. Mr. Shuster did not receive any PRSUs. With a hypothetical termination of employment without cause or severance termination at December 31, 2024 and prior to the end of the Performance Periods for each of the 2023 and 2024 PRSU grants for each of Messrs. Pollitzer, Leatherberry and Smith, and for the 2024 PRSU grant for Ms. Swithenbank, the 2023 and 2024 PRSUs would have remained outstanding through the end of each PRSU's respective Performance Periods, after which the Compensation Committee would make its determination of which PRSUs, if any, would be earned and eligible to vest. Notwithstanding that the 2023 and 2024 PRSUs would not have been eligible to vest upon a termination of employment occurring on December 31, 2024, we included values for the 2023 and 2024 PRSUs, respectively, for each of Messrs. Pollitzer, Leatherberry and Smith and the value for the 2024 PRSUs for Ms. Swithenbank, assuming achievement of 200% and 100% of target levels, respectively, as of December 31, 2024. See "Compensation and Related Tables — Outstanding Equity Awards at 2024 Fiscal Year-End" and "— Termination of Employment without Cause or Resignation with Good Reason — NEOs' Unvested RSU and PRSU Awards" above.
2.Amounts payable under the Severance Plan upon a Severance Termination. At December 31, 2024, each of our NEOs (except for Ms. Swithenbank and Mr. Mallela) would have been eligible to be paid 12 months' base salary and to receive 12 months of healthcare insurance premium contributions. At December 31, 2024, Ms. Swithenbank would have been eligible to be paid 3 months' base salary and to receive 3 months of healthcare insurance premium contributions. See "— Severance Plan Termination" above. In accordance with the terms of Mr. Mallela's separation agreement as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 4, 2024, the Company will pay for 12 months of healthcare insurance premium contributions starting May 1, 2024, the date of Mr. Mallela's departure from the Company.
3.At December 31, 2024, our NEOs' equity awards (other than 2023 and 2024 PRSUs granted to NEOs other than Mr. Shuster) provided for pro-rata vesting if an NEO's employment had been terminated due to death or disability. Each NEO's unvested 2023 and 2024 PRSUs would have vested and been deemed to be earned in full at target performance if such NEO's employment had been terminated due to death or disability at December 31, 2024.
4.Under the CIC Severance Plan, upon a qualifying termination, at December 31, 2024, each of Messrs. Shuster and Pollitzer would have been entitled to a lump sum cash payment equal to the sum of (i) two times the sum of his 2024 annual base salary and 2024 target annual bonus; plus (ii) his 2024 target annual bonus; plus (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of his COBRA period. In 2024, the COBRA period was 24 months for each of Messrs. Shuster and Mr. Pollitzer.
5.Upon a change in control at December 31, 2024, any unvested RSUs would have fully vested. Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2023 and 2024. With a hypothetical change in control at December 31, 2024, the end of the Performance Period would have been deemed to be September 30, 2024, and each such NEO would have been eligible to earn a number of PRSUs based on the greater of (x) achievement of the BVPS Vesting Percentage for a performance period from January 1, 2024 to September 30, 2024, or (y) target achievement. The values shown for the 2023 and 2024 PRSUs both assume achievement of 100% of their respective target levels, and that 100% of the 2023 and 2024 PRSUs were deemed to be earned and vested.
6.Under our CIC Severance Plan, upon a qualifying termination, at December 31, 2024, each of Messrs. Leatherberry and Smith and Ms. Swithenbank would have been entitled to a lump sum cash payment equal to the sum of (i) one and one-half times the sum of the NEO's 2024 annual base salary and 2024 target annual bonus; (ii) the NEO's 2024 target annual bonus; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2024, the COBRA period was 18 months for each of Messrs. Leatherberry and Smith and Ms. Swithenbank.
7.Mr. Mallela departed the Company on May 1, 2024 and this table reflects the actual severance termination payments made to Mr. Mallela in accordance with the terms of his separation agreement as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 4, 2024.
CEO PAY RATIO
Below is: (i) the 2024 annual total compensation of our CEO; (ii) the 2024 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

Mr. Pollitzer's 2024 Annual Total Compensation*	$8,978,934
Median Employee's 2024 Annual Total Compensation	$177,504
CEO to Median Employee Pay Ratio	50:1
* Our CEO's 2024 annual total compensation is the same amount disclosed above in the 2024 Summary Compensation Table.
METHODOLOGY
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. We explain below our methodology and process for identifying our median employee and calculating our CEO to median employee pay ratio:
Determined Employee Population.
Our employee population consisted of all full- and part-time employees (other than Mr. Pollitzer) who were employed by the Company on December 31, 2024, the date we selected to identify our employees for purposes of the pay ratio calculation (2024 Population). As of December 31, 2024, our 2024 Population, excluding Mr. Pollitzer, consisted of 229 individuals, all of whom were employed in the United States.
Identified the Median Employee.
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, we may identify the median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2024 CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in

2025 Proxy Statement	55	NMI Holdings, Inc. (NMIH)

our employee population or employee compensatory arrangements that would significantly impact the 2024 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2024. Accordingly, the Company is permitted to use the same median employee as was used in 2023.
Calculated CEO Pay Ratio.
We calculated our median employee's 2024 annual total compensation according to the SEC's instructions for preparing the Summary Compensation Table, including the value of all other compensation earned. We then calculated our CEO's 2024 annual total compensation using the same approach to determine the pay ratio shown above.
COMPARABILITY
We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.
PAY VERSUS PERFORMANCE TABLE

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Book Value per Share (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	$8,978,934	$15,261,772	$2,743,746	$3,279,985	$111	$120	$360.1	$29.80
2023	$7,931,487	$12,238,436	$2,515,877	$3,829,745	$89	$112	$322.1	$25.54
2022	$5,474,844	$5,004,886	$2,831,491	$2,750,584	$63	$80	$292.9	$21.76
2021	$4,970,949	$4,032,083	$2,605,661	$2,534,488	$66	$91	$231.1	$18.23
2020	$3,877,097	$2,139,912	$2,286,214	$508,046	$68	$86	$171.6	$15.45
1.Our PEO and Non-PEO NEOs for each applicable year were as follows:
•2024: Mr. Pollitzer served as our PEO and Messrs. Shuster, Mallela, Leatherberry and Smith and Ms. Swithenbank served as our non-PEO NEOs.
•2023: Mr. Pollitzer served as our PEO and Messrs. Shuster, Mallela, Leatherberry and Smith served as our non-PEO NEOs.
•2022: Mr. Pollitzer served as our PEO and Messrs. Shuster, Mallela, Leatherberry and Smith served as our non-PEO NEOs.
•2021: Ms. Merkle served as our PEO and Messrs. Shuster, Pollitzer (as our Chief Financial Officer), Leatherberry, and Mathis served as our non-PEO NEOs.
•2020: Ms. Claudia Merkle served as our PEO and Messrs. Shuster, Pollitzer (as our Chief Financial Officer), Leatherberry, and Patrick Mathis served as our non-PEO NEOs.
2.The "2024 Summary Compensation Table" totals reported for the PEO and the average of the Non-PEO NEOs for each year were subject to the following adjustments as set forth in the below table, per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid.” We did not make any assumptions in valuation that differs materially from those disclosed as of the grant date of such equity awards with respect to the amounts added relative to stock and option awards.

NMI Holdings, Inc. (NMIH)	56	2025 Proxy Statement

Adjustments to Determine "Compensation Actually Paid”

	2024		2023		2022		2021		2020
	PEO (Mr. Pollitzer) ($)	Average for Non-PEO NEOs ($)	PEO (Mr. Pollitzer) ($)	Average for Non-PEO NEOs ($)	PEO (Mr. Pollitzer) ($)	Average for Non-PEO NEOs ($)	PEO (Ms. Merkle) ($)	Average for Non-PEO NEOs ($)	PEO (Ms. Merkle) ($)	Average for Non-PEO NEOs ($)

Summary Compensation Table Total	8,978,934	2,743,746	7,931,487	2,515,877	5,474,844	2,831,491	4,970,949	2,605,661	3,877,097	2,286,214
Adjustments
Deduction for Grant Date Fair Value of Awards Granted During Year	(4,874,994)	(1,376,427)	(4,274,972)	(977,983)	(3,000,000)	(1,540,534)	(2,315,962)	(991,737)	(2,099,940)	(1,012,344)
Adjustment for Fair Value of Equity Calculated Using SEC Methodology (a)
(i) Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year	5,975,485	1,389,925	5,480,828	1,253,846	2,427,410	1,246,502	1,100,082	942,150	1,534,311	739,664
(ii) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	4,522,308	572,680	2,582,252	818,534	13,051	72,727	258,291	22,031	(715,470)	(588,813)
(iii) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	660,039	130,682	518,841	219,471	89,581	140,398	18,723	(43,617)	(456,086)	(916,675)
(iv) Any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	(180,621)	—	—	—	—	—	—	—	—
Compensation Actually Paid	15,261,772	3,279,985	12,238,436	3,829,745	5,004,886	2,750,584	4,032,083	2,534,488	2,139,912	508,046
a.Compensation Actually Paid excludes the Stock Awards column from the relevant fiscal year’s "Summary Compensation Table" total. The Rule 402(v) Equity Values instead reflect the aggregate of the following components, where applicable to us: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. The Company does not maintain, nor do the NEOs participate in, any defined benefit or actuarial pension plans for which adjustments were required pursuant to Item 402(v).
3.The peer group used by the Company consists of the companies, including Essent Group Ltd., MGIC Investment Corporation, and Radian Group Inc., used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report on Form 10-K for the fiscal year ended December 31, 2024.
4.BVPS (excluding net unrealized gains and losses) is a non-GAAP measure, and is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding. For more detail, please see Appendix A.

2025 Proxy Statement	57	NMI Holdings, Inc. (NMIH)

Relationship Between "Compensation Actually Paid" and Performance
The following graphs show the relationship between compensation actually paid to our executives in each of the last five years as disclosed in the Pay vs. Performance table, and each of the following: the Company's cumulative TSR, the peer group cumulative TSR, the Company's net income, and the BVPS.

NMI Holdings, Inc. (NMIH)	58	2025 Proxy Statement

Tabular List of Most Important Financial Performance Measures
Below are the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to Company performance. For more information, please see “Compensation of Named Executive Officers – Compensation Discussion and Analysis” and Appendix A in this proxy statement for a reconciliation of the below financial measures to the most directly comparable GAAP measure.

2024 Most Important Performance Metrics
BVPS
Return on Equity
Net Operating Income

2025 Proxy Statement	59	NMI Holdings, Inc. (NMIH)

Item 2 Advisory Approval of Our Executive Compensation

Under Section 14A of the Exchange Act, this "say-on-pay" proposal gives our stockholders the opportunity to approve on a non-binding, advisory basis, the compensation of our NEOs as described in detail above under the heading "Compensation of Named Executive Officers."
We have implemented strong governance and compensation practices. As described in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are critical to our success, while maximizing stockholder value creation over the long-term. In addition to weighting NEO compensation towards performance-based, variable compensation, we also (i) utilize a fully independent compensation committee and compensation consultant in overseeing our NEOs' compensation; (ii) prohibit hedging or other speculative transactions in our stock; (iii) impose a compensation clawback policy; (iv) impose stock ownership and share retention requirements; and (v) encourage and solicit feedback regarding our executive compensation program.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described above. Accordingly, we strongly believe you should approve our NEOs' compensation paid in 2024. Although the say-on-pay vote is advisory, we value stockholder input, and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company's compensation philosophy and plan design.
STOCKHOLDER VOTE REQUIRED
Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the advisory approval of our executive compensation.

NMI Holdings, Inc. (NMIH)	60	2025 Proxy Statement

Item 3 Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Under Section 14A of the Exchange Act, this "say-on-frequency" proposal gives our stockholders the opportunity to approve on a non-binding, advisory basis, whether they would like to cast an advisory vote on the compensation of our NEOs every one, two or three years. After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation program as disclosed in the proxy statement every year. Although the vote on this proposal is advisory, we value stockholder input, and will consider the voting results when making future decisions regarding the frequency of advisory votes on executive compensation.
STOCKHOLDER VOTE REQUIRED
The frequency of the advisory vote on executive compensation receiving the greatest number of votes cast in favor of such frequency, whether every one, two or three years, will be the frequency of the advisory vote on executive compensation that stockholders are deemed to have approved.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the option of "ONE YEAR" as the frequency of the stockholder vote on our executive compensation.

NMI Holdings, Inc. (NMIH)	61	2025 Proxy Statement

Item 4 Ratification of Appointment of Independent Auditors

The Audit Committee has appointed the accounting firm of BDO USA, P.C. (BDO) as our independent registered public accounting firm for the year ending December 31, 2025. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
AUDIT AND OTHER FEES
For the years ended December 31, 2024 and December 31, 2023, BDO billed us fees for services of the following types:

AUDIT AND OTHER FEES	2024 ($)	2023 ($)
Audit Fees	1,161,927	1,046,620
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Audit and Other Fees	1,161,927	1,046,620
Audit Fees for 2024 and 2023 include BDO's review of our quarterly GAAP financial statements, audit of our year-end financial statements on a GAAP and statutory basis, review of SEC filings and expenses incurred by BDO in connection with providing services to NMI under the terms of the engagement.
Audit-Related Fees are generally fees for assurance and related services (e.g., due diligence services) that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under "Audit Fees."
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services to be performed by the independent auditor that will cost in excess of $30,000. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the Chair of the Audit Committee or a sub-committee of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2024.
STOCKHOLDER VOTE REQUIRED
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
BOARD RECOMMENDATION

The Board unanimously recommends that you vote FOR the ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2025.

2025 Proxy Statement	62	NMI Holdings, Inc. (NMIH)

Appendix A

EXPLANATION AND RECONCILIATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income and adjusted diluted EPS enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the Company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Although adjusted income before tax, adjusted net income and adjusted diluted EPS exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
•Capital markets transaction costs.
Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
•Net realized investment gains and losses.
The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
•Other infrequent, unusual or non-operating items.
Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.

NMI Holdings, Inc. (NMIH)	A-1	2025 Proxy Statement

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	For the years ended
	2024 ($)	2023 ($)
AS REPORTED	($ In Thousands)
Revenues
Net premiums earned	564,688	510,768
Net investment income	85,316	67,512
Net realized investment (losses) gains	23	(33)
Other revenues	944	756
Total revenues	650,971	579,003
Expenses
Insurance claims and claim expenses (benefits)	31,544	22,618
Underwriting and operating expenses	118,397	110,699
Service expenses	723	771
Interest expense	36,896	32,212
Total expenses	187,560	166,300
Income before income taxes	463,411	412,703
Income tax expense	103,305	90,593
Net income	360,106	322,110
Adjustments:
Net realized investment losses (gains)	(23)	33
Capital markets transaction costs	6,966	—
Adjusted income before taxes	470,354	412,736
Income tax expense (benefit) on adjustments(1)	1,458	7
Adjusted net income	365,591	322,136
1.Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
We also believe that use of the non-GAAP measures of adjusted operating income, adjusted return on equity and adjusted expense ratio assist in the measurement of performance for bonus determination and that adjusted book value per share is a key metric in the measurement of performance for our performance restricted stock units. Use of these non-GAAP financial measures are consistent with the performance goals set forth in the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the Company's 2024 operational plan and budget approved by the Board.
Adjusted net operating income, as approved by the Compensation Committee, is calculated on pre-tax GAAP basis, excluding the pre-tax impact of bonuses, performance awards above/below budget, changes in fair value of embedded derivatives (if recorded), realized investment gains/losses, non-budgeted capital and reinsurance transactions, budgeted capital and reinsurance transactions with unexpected accounting treatment, and changes to the U.S. federal tax code.
Adjusted return on equity, as approved by the Compensation Committee, is calculated as GAAP net income excluding the after-tax impact of bonus above/below target and performance awards above/below budget, changes in fair value of embedded derivatives (if recorded), realized investment gains/losses, non-budgeted capital and reinsurance transactions, budgeted capital

2025 Proxy Statement	A-2	NMI Holdings, Inc. (NMIH)

and reinsurance transactions with unexpected accounting treatment, and changes to the U.S. federal tax code, divided by the average of 12/31/23 and 12/31/24 GAAP shareholders’ equity excluding the impact of changes in accumulated comprehensive other income from plan, and changes in the fair value of embedded derivatives (if recorded).
Adjusted expense ratio, as approved by the Compensation Committee, is calculated as GAAP underwriting and operating expenses excluding the pre-tax impact of bonuses, reinsurer ceding commissions and deferred acquisition cost reimbursement, performance awards above/below budget, non-budgeted capital and reinsurance transactions, budgeted capital and reinsurance transactions with unexpected accounting treatment, and changes to the U.S. federal tax code, divided by GAAP net premiums earned excluding ceded premiums and profit commission earned, the pre-tax impact of non-budgeted capital and reinsurance transactions and budgeted capital and reinsurance transactions with unexpected accounting treatment.
Adjusted book value per share, as approved by the Compensation Committee, is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, cash dividends paid, share repurchases, changes in accounting principles, and changes in tax law, divided by shares outstanding.
The items excluded from adjusted operating income, adjusted return on equity, adjusted expense ratio, and adjusted book value per share represent items that are calculated in accordance with formulas approved by the Compensation Committee. The primary purpose of the exclusions from operating income is to remove elements of income or loss which, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing the Company's achievement of the corporate bonus objectives.
Net realized investment gains and losses, the recognition of net investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
Net unrealized gains and losses on investments, the recognition of the net unrealized gains or losses on investments can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.
Bonus accruals and performance awards above/below target, adjusted operating income is one of the metrics used to set the threshold for the establishment of a bonus pool and performance targets; therefore, the metric was defined in a manner that would illustrate trends in profitability and operating performance without the impact of bonuses or performance awards above/below target. Expenses associated with these items are estimates recorded throughout the fiscal year, which are ultimately dependent on approval from the Compensation Committee.
Capital markets and reinsurance transactions
Non-budgeted capital and reinsurance transactions and budgeted capital and reinsurance transactions with unexpected accounting treatment are excluded. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles. Reinsurance transactions are undertaken to actively manage our risk, enhance our capital position, and support growth through activities such as excess of loss treaties and quota share treaties that may vary in their size and cost due to factors such as reinsurance market opportunities and capacity. Reinsurance impacts are also excluded entirely from the expense ratio calculation to better reflect current period operating results from both a revenue and expense perspective.
Tax Code Changes
We exclude fluctuations in results related to changes in the U.S. federal tax code. We believe such changes are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.

NMI Holdings, Inc. (NMIH)	A-3	2025 Proxy Statement

FORM OF PROXY CARD

NMI HOLDINGS, INC. 2100 POWELL STREET, 12th FLOOR EMERYVILLE, CA 94608	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on Wednesday, May 7, 2025. Have this proxy card and the information that is printed in the box marked by the arrow in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NMIH2025

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Wednesday, May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D73469-P68072	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Election of Directors, FOR Proposal 2, FOR 1 YEAR on Proposal 3 and FOR Proposal 4		ú	ú	ú
1.	Election of Directors
Nominees:
01)	Bradley M. Shuster	04)	John C. Erickson			07)	Michael Montgomery
02)	Adam S. Pollitzer	05)	Priya Huskins			08)	Regina Muehlhauser
03)	Michael Embler	06)	Lynn S. McCreary			09)	Steven L. Scheid

						For	Against	Abstain
2.	Advisory approval of NMI Holdings, Inc.'s executive compensation.					ú	ú	ú

					1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on whether the frequency of the stockholder vote on our executive compensation should be every 1, 2 or 3 years.				ú	ú	ú	ú

						For	Against	Abstain
4.	Ratification of the appointment of BDO USA, P.C. as NMI Holdings, Inc.'s independent auditors.					ú	ú	ú

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

To the Stockholders of NMI Holdings, Inc.:
The 2025 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 8, 2025, at 8:30 a.m. Pacific Time, to vote on the following matters:
1.    Election of nine directors;
2.    Advisory approval of NMI's executive compensation;
3.    Advisory vote on the frequency of future advisory votes on executive compensation; and
4.     Ratification of the appointment of BDO USA, P.C. as NMI's independent auditors.
We also will transact any other business that may properly come before the Annual Meeting. The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
You will be able to attend the Annual Meeting via live audio webcast by visiting NMI's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2025 on Thursday, May 8, 2025, at 8:30 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on the other side. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet are available at www.proxyvote.com.

Sincerely,
Bradley M. Shuster
Executive Chairman
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D73470-P68072
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.
        The undersigned hereby appoints Bradley M. Shuster and William J. Leatherberry, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 8, 2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR PROPOSAL 2; (3) FOR THE OPTION OF ONE YEAR IN PROPOSAL 3; (4) FOR PROPOSAL 4; AND (5) IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed on the reverse side)